Exhibit 99.1
UNITED STATES DISTRICT COURT
FOR THE EASTERN DISTRICT OF NEW YORK

CASE NO._________________________

UNITED STATES OF AMERICA

v.

RAYTHEON COMPANY,

Defendant.

________________________________/

DEFERRED PROSECUTION AGREEMENT

Defendant Raytheon Company (the “Company”), pursuant to authority granted by the Company’s Board of Directors reflected in Attachment B, and the United States Department of Justice, Criminal Division, Fraud Section (“Fraud Section”) and National Security Division, Counterintelligence and Export Control Section (“CES”), and the U.S. Attorney’s Office for the Eastern District of New York (“EDNY”) (together, the “Offices”) enter into this deferred prosecution agreement (the “Agreement”). RTX Corporation (“RTX”), which is not a defendant in this matter, also agrees, pursuant to the authority granted by RTX’s Board of Directors, to certain terms and obligations of the Agreement as described below. The terms and conditions of this Agreement are as follows:
Criminal Information and Acceptance of Responsibility
1.The Company acknowledges and agrees that the Offices will file the attached two- count criminal Information in the United States District Court for the Eastern District of New York charging the Company with: (i) one count of conspiracy to commit an offense against the United States, in violation of Title 18, United States Code, Section 371, that is, to violate the anti-bribery

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provisions of the Foreign Corrupt Practices Act of 1977 (“FCPA”), as amended, Title 15, United States Code, Section 78dd-1; and (ii) one count of conspiracy to commit an offense against the United States, in violation of Title 18, United States Code, Section 371, that is, to violate the Arms Export Control Act (“AECA”), 22 U.S.C. § 2778 et seq., and Part 130 of its implementing regulations, the International Traffic in Arms Regulations (“ITAR”), 22 C.F.R. §§ 120-130, as well as a criminal forfeiture allegation. In so doing, the Company: (a) knowingly waives any right it may have to indictment on these charges, as well as all rights to a speedy trial pursuant to the Sixth Amendment to the United States Constitution, Title 18, United States Code, Section 3161, and Federal Rule of Criminal Procedure 48(b); (b) knowingly waives any objection with respect to venue to any charges by the United States arising out of the conduct described in the Statement of Facts attached hereto as Attachment A (“Statement of Facts”) and consents to the filing of the Information, as provided under the terms of this Agreement, in the United States District Court for the Eastern District of New York; and (c) agrees that the charges in the Information and any charges arising from the conduct described in the Statement of Facts are not time-barred by the applicable statute of limitations on the date of the signing of this Agreement. The Offices agree to defer prosecution of the Company pursuant to the terms and conditions described below.
2.The Company admits, accepts, and acknowledges that it is responsible under United States law for the acts of its officers, directors, employees, and agents as charged in the Information, and as set forth in the Statement of Facts, and that the allegations described in the Information and the facts described in the Statement of Facts are true and accurate. The Company and RTX agree that, effective as of the date the Company signs this Agreement, in any prosecution that is deferred by this Agreement, the Company and RTX will not dispute the Statement of Facts set forth in this Agreement, and, in any such prosecution, the Statement of Facts shall be admissible

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as: (a) substantive evidence offered by the government in its case-in-chief and rebuttal case; (b) impeachment evidence offered by the government on cross-examination; and (c) evidence at any sentencing hearing or other hearing. In addition, in connection therewith, the Company and RTX agree not to assert any claim under the United States Constitution, Rule 410 of the Federal Rules of Evidence, Rule 11(f) of the Federal Rules of Criminal Procedure, Section 1B1.1(a) of the United States Sentencing Guidelines (“U.S.S.G.” or “Sentencing Guidelines”), or any other federal rule that the Statement of Facts should be suppressed or is otherwise inadmissible as evidence in any form.
Term of the Agreement

3.This Agreement is effective for a period beginning on the date on which the Information is filed and ending three years from the later of the date on which the Information is filed or the date on which the independent compliance monitor (the “Monitor”) is retained by the Company, as described in Paragraphs 16 to 19 below (the “Term”). The Company and RTX agree, however, that, in the event the Offices determine, in their sole discretion, that the Company or RTX has knowingly violated any provision of this Agreement or has failed to completely perform or fulfill each of the Company’s or RTX’s obligations under this Agreement, an extension or extensions of the Term may be imposed by the Offices, in their sole discretion, for up to a total additional time period of one year, without prejudice to the Offices’ right to proceed as provided in Paragraphs 22 to 26 below. Any extension of the Agreement extends all terms of this Agreement, including the terms of the monitorship in Attachment D, for an equivalent period. Conversely, in the event the Offices find, in their sole discretion, that there exists a change in circumstances sufficient to eliminate the need for the monitorship in Attachment D, and that the other provisions of this Agreement have been satisfied, the Agreement may be terminated early.

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Relevant Considerations

4.The Offices enter into this Agreement based on the individual facts and circumstances presented by this case, including:
The FCPA Case

a.the nature and seriousness of the offense conduct, as described in the Statement of Facts, including the Company’s participation in a bribery scheme to obtain defense contracts from the government of Qatar;
b.the Company did not receive voluntary disclosure credit pursuant to the Criminal Division’s Corporate Enforcement and Voluntary Self-Disclosure Policy, or pursuant to
U.S.S.G. § 8C2.5(g)(1), because it did not voluntarily and timely disclose to the Offices the conduct described in the Statement of Facts;
c.the Company received credit for its cooperation with the Offices’ investigation pursuant to U.S.S.G. § 8C2.5(g)(2) because it cooperated with the investigation and demonstrated recognition and affirmative acceptance of responsibility for its criminal conduct; the Company also received credit for its cooperation and remediation pursuant to the Criminal Division’s Corporate Enforcement and Voluntary Self-Disclosure Policy. The Company’s cooperation included, among other things, (i) providing information obtained through its internal investigation, which allowed the government to preserve and obtain evidence as part of its own independent investigation; (ii) facilitating interviews with current and former employees; (iii) making detailed factual presentations to the Offices; (iv) proactively disclosing certain evidence of which the Offices were previously unaware and identifying key documents in materials produced by the Company; and (v) engaging experts to conduct financial analyses. However, in the initial phases of the investigation, prior to in or around 2022, the Company was at times slow

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to respond to the Offices’ requests and failed to provide relevant information in its possession; for example, the Company withheld relevant, material information from the government and gave incomplete and misleading presentations regarding the nature and scope of a relevant third-party intermediary relationship;
d.the Company and RTX provided to the Offices all relevant facts known to them, including information about all individuals involved in the conduct described in the Statement of Facts and conduct disclosed to the Offices prior to the Agreement;
e.the Company also received credit pursuant to the Criminal Division’s Corporate Enforcement and Voluntary Self-Disclosure Policy because the Company and RTX engaged in timely remedial measures, including: (i) recalibrating third party review and approval processes to lower Company risk tolerance; (ii) implementing enhanced controls over sales intermediary payments; (iii) hiring empowered subject matter experts to oversee its anti-corruption compliance program and third party management; (iv) implementing data analytics to improve third party monitoring; and (v) developing a multipronged communications strategy to enhance ethics and compliance training and communications;
f.the Company and RTX have enhanced and have committed to continuing to enhance the Company’s compliance program and internal controls, including ensuring that the Company’s compliance program satisfies the minimum elements set forth in Attachment C to this Agreement (Corporate Compliance Program);
g.because certain of the Company’s compliance enhancements are new and have not been fully implemented or tested to demonstrate that they would prevent and detect similar misconduct in the future, and because certain key elements of the Company’s compliance program are still in development, the Offices have determined that the imposition of a Monitor is

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necessary to reduce the risk of recurrence of misconduct, as described more fully below in Paragraphs 16-19 and Attachments D and E to this Agreement;
h.the Company has no prior criminal history;

i.the Company has been the subject of three prior civil or regulatory enforcement actions, including: (i) a 2013 consent agreement with the U.S. State Department concerning civil ITAR and Arms Export Control Act violations, in connection to which the Company agreed to hire an independent special compliance officer to oversee the four-year consent decree, while at the same time engaging in the conduct described in the Statement of Facts; (ii) a civil settlement with the Environmental Protection Agency in 2007 concerning payments to clean up contamination sites; and (iii) a resolution with the U.S. Securities and Exchange Commission (“SEC”) in 2006 concerning false and misleading disclosures and improper accounting practices;
j.the Company is resolving concurrently through a Deferred Prosecution Agreement a separate investigation by the Fraud Section’s Market Integrity and Major Frauds Unit and the U.S. Attorney’s Office for the District of Massachusetts concerning procurement fraud and a related separate investigation by the U.S. Department of Justice, Civil Division, Fraud Section (“DOJ Civil”) and the U.S. Attorney’s Office for the District of Massachusetts;
k.the Company’s agreement to concurrently resolve an investigation by the SEC relating to the conduct described in the Statement of Facts and agreement to pay a $75,000,000 civil penalty with an offset of $22,500,000 based on the criminal penalty in this matter, $37,400,090 in disgorgement, and prejudgment interest in connection with the SEC matter; and

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l.the Company and RTX have agreed to continue to cooperate with the Offices in any ongoing investigation as described in Paragraph 5 below;
The ITAR Case
m.the nature and seriousness of the offense conduct, as described in the Statement of Facts, including the Company’s willful failure to disclose the bribes paid in connection with the bribery scheme to the Department of State Directorate of Defense Trade Controls (“DDTC”);
n.the Company did not receive voluntary disclosure credit for disclosure of the ITAR-related conduct in the attached Statement of Facts because it did not disclose that conduct to NSD pursuant to the NSD Enforcement Policy for Business Organizations;
o.the Company received partial credit for providing cooperation concerning the investigation of the ITAR-related conduct pursuant to the NSD Enforcement Policy for Business Organizations. Among other things, this included (i) gathering evidence of interest to NSD and proactively identifying key documents related to willful ITAR-related misconduct; (ii) making factual presentations concerning the ITAR-related misconduct; and (iii) facilitating witness interviews and expediting NSD’s ability to meet with witnesses. The Company did not receive full credit for its cooperation because in the initial phase of the investigation, before NSD joined the investigation, it failed to provide information relevant to the ITAR violations beyond what was requested in the FCPA investigation;
p.the Company also received partial credit for remediation, pursuant to the NSD Enforcement Policy for Business Organizations. In addition to the remediation described above in connection with the FCPA case, the remedial measures included: (i) hiring additional empowered subject matter experts in legal and compliance; (ii) developing a multipronged

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communications strategy to enhance ethics and compliance training and communications; and (iii) making enhancements to the Company’s ITAR-related compliance program;
q.because, as noted above, certain of the Company’s compliance enhancements are new and have not been fully implemented or tested, the Offices have determined that the imposition of a Monitor is necessary, as described more fully below in Paragraphs 16-19 and Attachments D and E to this Agreement;
r.as noted above, although the Company has no prior criminal history, it has been the subject of three prior civil or regulatory enforcement actions, including a 2013 consent agreement with the U.S. State Department concerning civil ITAR and Arms Export Control Act violations;
s.the Company’s agreement to continue to cooperate with NSD in any ongoing investigation as described in Paragraph 5 below;
t.accordingly, after considering (a) through (s) above, the Offices have determined that the appropriate resolution of this matter is to defer prosecution pursuant to this Agreement. In addition, regarding the FCPA-related conduct, based on the relevant portions of (a) through (l) above, the Fraud Section and the Office determined the appropriate resolution to include a criminal penalty of $230,400,000, which reflects a discount of 20 percent off the 20th percentile of the applicable Sentencing Guidelines fine range, taking into account the Company’s cooperation and remediation, as well as its prior history, pursuant to the Criminal Division’s Corporate Enforcement and Voluntary Self-Disclosure Policy; and forfeiture in the amount of $36,696,068, which will be credited, in part, against disgorgement of ill-gotten profits that the Company pays to the SEC in its concurrent resolution. Regarding the ITAR-related conduct, the financial penalty of $21,904,850 was calculated taking into consideration the relevant portions of

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(m) through (s) above, and similarly included a cooperation and remediation credit of 20 percent off the ITAR-related penalty as initially calculated.
Ongoing Cooperation and Disclosure Requirements
5.The Company and RTX shall cooperate fully with the Offices in any and all matters relating to the conduct described in this Agreement and the Statement of Facts and other conduct under investigation by the Offices at any time during the Term until the later of the date upon which all investigations and prosecutions arising out of such conduct are concluded, or the end of the Term. At the request of the Offices, the Company and RTX shall also cooperate fully with other domestic or foreign law enforcement and regulatory authorities and agencies, as well as the Multilateral Development Banks (“MDBs”), in any investigation of the Company, RTX or its affiliates, or any of its present or former officers, directors, employees, agents, and consultants, or any other party, in any and all matters relating to the conduct described in this Agreement and the Statement of Facts and other conduct under investigation by the Offices or any other component of the Department of Justice at any time during the Term. The Company’s and RTX’s cooperation pursuant to this Paragraph is subject to applicable law and regulations, as well as valid claims of attorney-client privilege or attorney work product doctrine; however, the Company and RTX must provide to the Offices a log of any information or cooperation that is not provided based on an assertion of law, regulation, or privilege, and the Company and RTX bear the burden of establishing the validity of any such an assertion. The Company and RTX agree that their cooperation pursuant to this paragraph shall include, but not be limited to, the following:
a.The Company and RTX represent that they have timely and truthfully disclosed all factual information with respect to their activities, those of their subsidiaries and affiliates, and those of their present and former directors, officers, employees, agents, and

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consultants relating to the conduct described in this Agreement and the Statement of Facts, as well as any other conduct under investigation by the Offices about which the Company or RTX has any knowledge. The Company and RTX further agree that they shall promptly and truthfully disclose all factual information with respect to their activities, those of their affiliates, and those of their present and former directors, officers, employees, agents, and consultants about which the Company or RTX shall gain any knowledge or about which the Offices may inquire. This obligation of truthful disclosure includes, but is not limited to, the obligation of the Company and RTX to provide to the Offices, upon request, any document, record or other tangible evidence about which the Offices may inquire of the Company and RTX including evidence that is responsive to any requests made prior to the execution of this Agreement.
b.Upon request of the Offices, the Company and RTX shall designate knowledgeable employees, agents or attorneys to provide to the Offices the information and materials described in Paragraph 5(a) above on behalf of the Company and RTX. It is further understood that the Company and RTX must at all times provide complete, truthful, and accurate information.
c.The Company and RTX shall use their best efforts to make available for interviews or testimony, as requested by the Offices, present or former officers, directors, employees, agents and consultants of the Company and RTX. This obligation includes, but is not limited to, sworn testimony before a federal grand jury or in federal trials, as well as interviews with domestic or foreign law enforcement and regulatory authorities. Cooperation under this Paragraph shall include identification of witnesses who, to the knowledge of the Company and RTX, may have material information regarding the matters under investigation.

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d.With respect to any information, testimony, documents, records or other tangible evidence provided to the Offices pursuant to this Agreement, the Company and RTX consent to any and all disclosures, subject to applicable laws and regulations, to other governmental authorities, including United States authorities and those of a foreign government, as well as the MDBs, of such materials as the Offices, in their sole discretion, shall deem appropriate.
6.In addition to the obligations in Paragraph 5, during the Term, should the Company or RTX learn of any evidence or allegation of conduct that may constitute a violation of the FCPA anti-bribery or accounting provisions or the Foreign Extortion Prevention Act (“FEPA”) made by or at the Company had the conduct occurred within the jurisdiction of the United States, the Company and RTX shall promptly report such evidence or allegation to the Fraud Section and EDNY. In addition to the obligations in Paragraph 5, during the Term, should the Company or RTX learn of any evidence or allegation of conduct that may constitute a criminal violation of the AECA or the ITAR made by or at the Company, the Company and RTX shall promptly report such evidence or allegation to CES.
Payment of Monetary Penalty
7.The Fraud Section, EDNY, and the Company agree that application of the Sentencing Guidelines to determine the applicable fine range yields the following analysis for the FCPA-related conduct:
a.The 2023 U.S.S.G. are applicable to this matter.

b.Offense Level. Based upon U.S.S.G. § 2C1.1, the total offense level is 42, calculated as follows:

(a)(2)	Base Offense Level	12

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(b)(1)	Multiple Bribes	+2

(b)(2)	Value of benefit received more than $65,000,000	+24

(b)(3)	High-Level Official	+4

TOTAL		42
c.Base Fine. Based upon U.S.S.G. § 8C2.4(a)(1), the base fine is
$150,000,000.

d.Culpability Score. Based upon U.S.S.G. § 8C2.5, the culpability score is 8, calculated as follows:

(a)	Base Culpability Score	5

(b)(1)	the organization had 5,000 or more employees and an individual within high-level personnel of the organization participated in, condoned, or was willfully ignorant of the offense	+5

(g)(2)	Cooperation, Acceptance	-2

TOTAL		8

Calculation of Fine Range:
Base Fine    $150,000,000
Multipliers    1.6 (min)/ 3.2 (max)
Fine Range    $240,000,000 / $480,000,000

8.The Offices and the Company agree, based on the application of the Sentencing Guidelines to the FCPA-related conduct, that the appropriate criminal penalty for the FCPA- related conduct is $230,400,000 (“FCPA Criminal Penalty”). This reflects a 20 percent discount off the 20th percentile of the Sentencing Guidelines fine range. Under U.S.S.G. § 8C2.10, the appropriate fine for an ITAR offense is determined by applying the provisions of Title 18, United States Code, Sections 3553, 3571, and 3572. The Offices and the Company further agree that,

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based on those provisions, the appropriate penalty for the ITAR-related conduct is $21,904,850 (“ITAR Criminal Penalty”).
9.The Company agrees to pay a total monetary penalty in the amount of $252,304,850 (“Total Criminal Penalty”) to the United States Treasury no later than ten business days after the Agreement is fully executed. The Company and the Offices agree that this penalty is appropriate given the facts and circumstances of this case, including the Relevant Considerations described in Paragraph 4 of this Agreement. The Total Criminal Penalty is final and shall not be refunded. Furthermore, nothing in this Agreement shall be deemed an agreement by the Offices that the Total Criminal Penalty is the maximum penalty that may be imposed in any future prosecution, and the Offices are not precluded from arguing in any future prosecution that the Court should impose a higher fine, although the Offices agree that under those circumstances, they will recommend to the Court that any amount paid under this Agreement should be offset against any fine the Court imposes as part of a future judgment. The Company and RTX acknowledge that no tax deduction may be sought in connection with the payment of any part of this Total Criminal Penalty. The Company and RTX shall not seek or accept directly or indirectly reimbursement or indemnification from any source with regard to the penalty or disgorgement amounts that the Company pays pursuant to this Agreement or any other agreement entered into with an enforcement authority or regulator concerning the facts set forth in the Statement of Facts.
Forfeiture

10.As a result of the Company’s conduct described in Counts One and Two of the Information and Statement of Facts, the parties agree the Offices could institute a civil and/or criminal forfeiture action against certain funds held by the Company and that such funds would be forfeitable pursuant to Title 18, United States Code, Section 981(a)(1)(C) and 982(a)(2) and Title

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28, United States Code, Section 2461(c). The Company hereby admits that the facts set forth in the Statement of Facts establish that at least $36,696,068, representing the proceeds traceable to the commission of the offense, is forfeitable to the United States (the “Forfeiture Amount”). The Company releases any and all claims it may have to the Forfeiture Amount, agrees that the forfeiture of such funds may be accomplished either administratively or judicially at the Offices’ election, and waives the requirements of any applicable laws, rules or regulations governing the forfeiture of assets, including notice of the forfeiture. If the Offices seek to forfeit the Forfeiture Amount judicially or administratively, the Company consents to entry of an order of forfeiture or declaration of forfeiture directed to such funds and waives any defense it may have under Title 18, United States Code, Sections 981-984, including but not limited to notice, statute of limitations, and venue. The Company agrees to sign any additional documents necessary to complete forfeiture of the Forfeiture Amount. The Company also agrees that it shall not file any petitions for remission, restoration, or any other assertion of ownership or request for return relating to the Forfeiture Amount, or any other action or motion seeking to collaterally attach the seizure, restraint, forfeiture, or conveyance of the Forfeiture Amount, nor shall it assist any others in filing any such claims, petitions, actions, or motions.
11.The Offices agree that anticipated payments by the Company in connection with a concurrent resolution with the SEC shall be credited against the Forfeiture Amount in the amount of $7,400,090 (the “Forfeiture Credit Amount”). The Company agrees to pay the Forfeiture Amount less the Forfeiture Credit Amount by wire transfer pursuant to instructions provided by the Offices no later than ten business days after the Agreement is fully executed. Should any amount of the Forfeiture Credit Amount not be paid to the SEC in connection with the Company’s resolution with the SEC, the Company agrees that it shall make a payment of any remaining unpaid

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portion of the Forfeiture Credit Amount by wire transfer pursuant to instructions provided by the Offices no later than 10 days after one year from the date of the Agreement.
12.Any portion of the Forfeiture Amount that is paid is final and shall not be refunded should the Offices later determine that the Company has breached this Agreement and commence a prosecution against the Company. In the event of a breach of this Agreement and subsequent prosecution, the Offices are not limited to the Forfeiture Amount. The Offices agree that in the event of a subsequent breach and prosecution, they will recommend to the Court that the amounts paid pursuant to this Agreement be offset against whatever forfeiture the Court shall impose as part of its judgment. The Company understands that such a recommendation will not be binding on the Court.
Conditional Release from Liability
13.Subject to Paragraphs 22 to 26, the Offices agree, except as provided in this Agreement, that they will not bring any criminal or civil case against the Company, RTX, or any of their affiliates and subsidiaries, relating to any of the conduct described in the Statement of Facts or the criminal Information filed pursuant to this Agreement. The Offices, however, may use any information related to the conduct described in the Statement of Facts against the Company, RTX, or any of their subsidiaries or affiliates: (a) in a prosecution for perjury or obstruction of justice; (b) in a prosecution for making a false statement; (c) in a prosecution or other proceeding relating to any crime of violence; or (d) in a prosecution or other proceeding relating to a violation of any provision of Title 26 of the United States Code.
a.This Agreement does not provide any protection against prosecution for any future conduct by the Company, RTX, or any of their subsidiaries or affiliates.

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b.In addition, this Agreement does not provide any protection against prosecution of any individuals, regardless of their affiliation with the Company, RTX, or any of their subsidiaries or affiliates.
Corporate Compliance Program

14.The Company and RTX represent that they have implemented and will continue to implement a compliance and ethics program at the Company designed to prevent and detect violations of the FCPA, Part 130 of the ITAR, as authorized by the Arms Export Control Act, and other applicable anti-corruption laws throughout the Company’s operations, including those of its affiliates, agents, and joint ventures, and those of its contractors and subcontractors whose responsibilities include interacting with foreign officials or other activities carrying a high risk of corruption, including, but not limited to, the minimum elements set forth in Attachment C. On the date the Term expires, the Company, by its President and Chief Compliance Officer, and RTX, by its Chief Executive Officer and Chief Compliance Officer, will certify to the Offices, in the form of executing the document attached as Attachment F to this Agreement, that the Company has met its compliance obligations pursuant to this Agreement. This certification will be deemed a material statement and representation by the Company and RTX to the executive branch of the United States for purposes of 18 U.S.C. § 1001, and it will be deemed to have been made in the judicial district in which this Agreement is filed.
15.In order to address any deficiencies in its internal accounting controls, policies, and procedures, the Company and RTX represent that they have undertaken, and will continue to undertake in the future, in a manner consistent with all of their obligations under this Agreement, a review of the Company’s existing internal accounting controls, policies, and procedures regarding compliance with the FCPA, Part 130 of the ITAR, and other applicable anti-corruption

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laws. Where necessary and appropriate, the Company and RTX agree to adopt a new compliance program at the Company, or to modify its existing one, including internal controls, compliance policies, and procedures in order to ensure that the Company and RTX maintain at the Company: (a) an effective system of internal accounting controls designed to ensure the making and keeping of fair and accurate books, records, and accounts; and (b) a rigorous compliance program covering both anti-corruption and export controls that incorporates relevant internal accounting controls, as well as policies and procedures designed to effectively detect and deter violations of the FCPA, Part 130 of the ITAR, and other applicable anti-corruption laws. The compliance program, including the internal accounting controls system will include, but not be limited to, the minimum elements set forth in Attachment C. In assessing the Company’s compliance program, the Offices, in their sole discretion, may consider the Monitor’s certification decision.
Independent Compliance Monitor
16.Promptly after the Offices’ selection pursuant to Paragraph 18 below, the Company agrees to retain a Monitor for the term specified in Paragraph 3. The Monitor’s duties and authority, and the obligations of the Company and RTX with respect to the Monitor and the Offices, are set forth in Attachment D, which is incorporated by reference into this Agreement. Within twenty (20) business days after the date of execution of this Agreement, the Company shall submit a written proposal identifying the monitor candidates, and, at a minimum, providing the following:
a.a description of each candidate’s qualifications and credentials in support of the evaluative considerations and factors listed below;

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b.a written certification by the Company and RTX that they will not employ or be affiliated with the monitor for a period of not less than three years from the date of the termination of the monitorship;
c.a written certification by each of the candidates that he/she is not a current or recent (i.e., within the prior two years) employee, agent, or representative of the Company or RTX and holds no interest in, and has no relationship with, the Company, RTX, their subsidiaries, affiliates or related entities, or their employees, officers, or directors;
d.a written certification by each of the candidates that he/she has notified any clients that the candidate represents in a matter EDNY, the Fraud Section, CES (or any other Department component) handling the monitor selection process, and that the candidate has either obtained a waiver from those clients or has withdrawn as counsel in the other matter(s); and
e.A statement identifying the monitor candidate that is the Company’s first, second, and third choice to serve as the monitor.
17.The Monitor candidates or their team members shall have, at a minimum, the following qualifications:
a.demonstrated expertise with respect to the FCPA, Part 130 of the ITAR, and other applicable anti-corruption laws, including experience counseling on FCPA and anti- corruption issues;
b.experience designing and/or reviewing corporate compliance policies, procedures and internal controls, including the FCPA, Part 130 of the ITAR, and anti-corruption policies, procedures and internal controls;
c.the ability to access and deploy resources as necessary to discharge the Monitor’s duties as described in the Agreement; and

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d.sufficient independence from the Company and RTX to ensure effective and impartial performance of the Monitor’s duties as described in the Agreement.
18.The Offices retain the right, in their sole discretion, to choose the Monitor from among the candidates proposed by the Company though the Company may express its preference(s) among the candidates. Monitor selections shall be made in keeping with the Department’s commitment to diversity and inclusion. If the Offices determine, in their sole discretion, that any of the candidates are not, in fact, qualified to serve as the Monitor, or if the Offices, in their sole discretion, are not satisfied with the candidates proposed, the Offices reserve the right to request that the Company nominate additional candidates. In the event the Offices reject any proposed Monitors, the Company shall propose additional candidates within twenty (20) business days after receiving notice of the rejection so that three qualified candidates are proposed. This process shall continue until a Monitor acceptable to all parties is chosen. The Offices and the Company will use their best efforts to complete the selection process within sixty (60) calendar days of the execution of this Agreement. The Offices retain the right to determine that the Monitor should be removed if, in the Offices’ sole discretion, the Monitor fails to conduct the monitorship effectively, fails to comply with this Agreement, or no longer meets the qualifications outlined in Paragraph 17 above. If the Monitor resigns, is removed, or is otherwise unable to fulfill his or her obligations as set out herein and in Attachment D, the Company shall within twenty (20) business days recommend a pool of three qualified Monitor candidates from which the Offices will choose a replacement, following the process outlined above.
19.The Monitor’s term shall be three years from the date on which the Monitor is retained by the Company, subject to extension or early termination as described in Paragraph 3.

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The Monitor’s powers, duties, and responsibilities, as well as additional circumstances that may support an extension of the Monitor’s term, are set forth in Attachment D. The Company and RTX agree that they will not employ or be affiliated with the Monitor or the Monitor’s firm for a period of not less than three years from the date on which the Monitor’s term expires. Nor will the Company or RTX discuss with the Monitor or the Monitor’s firm the possibility of further employment or affiliation during the Monitor’s term. Upon agreement by the parties, this prohibition will not apply to other monitorship responsibilities that the Monitor or the Monitor’s firm may undertake in connection with resolutions with foreign or other domestic authorities.
Deferred Prosecution
20.In consideration of the undertakings agreed to by the Company and RTX herein, the Offices agree that any prosecution of the Company for the conduct set forth in the Statement of Facts be and hereby is deferred for the Term. To the extent there is conduct disclosed by the Company or RTX that is not set forth in the Statement of Facts, such conduct will not be exempt from further prosecution and is not within the scope of or relevant to this Agreement.
21.The Offices further agree that if the Company and RTX fully comply with all of their obligations under this Agreement, the Offices will not continue the criminal prosecution against the Company described in Paragraph 1 and, at the conclusion of the Term, this Agreement shall expire. Within six months after the Agreement’s expiration, the Offices shall seek dismissal with prejudice of the criminal Information filed against the Company described in Paragraph 1, and agree not to file charges in the future against the Company or RTX based on the conduct described in this Agreement and the Statement of Facts. If, however, the Offices determine during this six-month period that the Company or RTX breached the Agreement during the Term, as

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described in Paragraph 22, the Offices’ ability to extend the Term, as described in Paragraph 3, or to pursue other remedies, including those described in Paragraphs 22 to 26, remains in full effect.
Breach of the Agreement
22.If, during the Term, (a) the Company commits any felony under U.S. federal law; (b) the Company or RTX provides in connection with this Agreement deliberately false, incomplete, or misleading information, including in connection with its disclosure of information about individual culpability; (c) the Company or RTX fails to cooperate as set forth in Paragraphs 5 and 6 of this Agreement; (d) the Company and RTX fail to implement a compliance program as set forth in Paragraphs 14 and 15 of this Agreement and Attachment C; (e) the Company commits any acts that, had they occurred within the jurisdictional reach of the FCPA, would be a violation of the FCPA; (f) the Company commits any acts that, had they occurred within the jurisdictional reach of the AECA, would be a willful violation of ITAR regulations relating to engaging in the business of brokering activities with respect to a defense article or defense service; or (g) the Company or RTX otherwise fails to completely perform or fulfill each of the Company’s or RTX’s obligations under the Agreement, regardless of whether the Offices become aware of such a breach after the Term is complete, the Company or RTX shall thereafter be subject to prosecution for any federal criminal violation of which the Offices have knowledge, including, but not limited to, the charges in the Information described in Paragraph 1, which may be pursued by the Offices in the U.S. District Court for the Eastern District of New York or any other appropriate venue. Determination of whether the Company or RTX has breached the Agreement and whether to pursue prosecution of the Company shall be in the Offices’ sole discretion. Any such prosecution may be premised on information provided by the Company or RTX, or the personnel of any of the foregoing. Any such prosecution relating to the conduct described in the Statement of Facts or

21

relating to conduct known to the Offices prior to the date on which this Agreement was signed that is not time-barred by the applicable statute of limitations on the date of the signing of this Agreement may be commenced against the Company or RTX, notwithstanding the expiration of the statute of limitations, between the signing of this Agreement and the expiration of the Term plus one year. Thus, by signing this Agreement, the Company and RTX agree that the statute of limitations with respect to any such prosecution that is not time-barred on the date of the signing of this Agreement shall be tolled for the Term plus one year. In addition, the Company and RTX agree that the statute of limitations as to any violation of federal law that occurs during the Term will be tolled from the date upon which the violation occurs until the earlier of the date upon which the Offices are made aware of the violation or the duration of the Term plus five years, and that this period shall be excluded from any calculation of time for purposes of the application of the statute of limitations.
23.In the event the Offices determine that the Company or RTX has breached this Agreement, the Offices agree to provide the Company and RTX with written notice of such breach prior to instituting any prosecution resulting from such breach. Within thirty days of receipt of such notice, the Company and RTX shall have the opportunity to respond to the Offices in writing to explain the nature and circumstances of such breach, as well as the actions the Company and RTX have taken to address and remediate the situation, which explanation the Offices shall consider in determining whether to pursue prosecution of the Company or RTX.
24.In the event that the Offices determine that the Company or RTX has breached this Agreement: (a) all statements made by or on behalf of the Company, RTX, and their subsidiaries and affiliates to the Offices or to the Court, including the Statement of Facts, and any testimony given by the Company or RTX before a grand jury, a court, or any tribunal, or at any legislative

22

hearings, whether prior or subsequent to this Agreement, and any leads derived from such statements or testimony, shall be admissible in evidence in any and all criminal proceedings brought by the Offices against the Company, RTX, or their subsidiaries and affiliates; and (b) the Company, RTX, or their subsidiaries and affiliates shall not assert any claim under the United States Constitution, Rule 11(f) of the Federal Rules of Criminal Procedure, Rule 410 of the Federal Rules of Evidence, or any other federal rule that any such statements or testimony made by or on behalf of the Company or RTX prior or subsequent to this Agreement, or any leads derived therefrom, should be suppressed or are otherwise inadmissible. The decision whether conduct or statements of any current director, officer or employee, or any person acting on behalf of, or at the direction of, the Company, RTX, or their subsidiaries or affiliates, will be imputed to the Company, RTX, or their subsidiaries or affiliates for the purpose of determining whether the Company, RTX, or their subsidiaries or affiliates have violated any provision of this Agreement shall be in the sole discretion of the Offices.
25.The Company and RTX acknowledge that the Offices have made no representations, assurances, or promises concerning what sentence may be imposed by the Court if the Company or RTX breaches this Agreement and this matter proceeds to judgment. The Company and RTX further acknowledge that any such sentence is solely within the discretion of the Court and that nothing in this Agreement binds or restricts the Court in the exercise of such discretion.
26.On the date that the period of deferred prosecution specified in this Agreement expires, the Company, by the President of the Company and the Chief Financial Officer of the Company, will certify to the Offices in the form of executing the document attached as Attachment E to this Agreement that the Company has met its disclosure obligations pursuant to Paragraph 6

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of this Agreement. Each certification will be deemed a material statement and representation by the Company to the executive branch of the United States for purposes of 18 U.S.C. §§ 1001 and 1519, and it will be deemed to have been made in the judicial district in which this Agreement is filed.
Sale, Merger, or Other Change in Corporate Form of Company
27.Except as may otherwise be agreed by the parties in connection with a particular transaction, the Company and RTX agree that in the event that, during the Term, they undertake any change in corporate form, including if they sell, merge, or transfer business operations that are material to the Company’s consolidated operations, or to the operations of any subsidiaries or affiliates of the Company or RTX involved in the conduct described in the Statement of Facts, as they exist as of the date of this Agreement, whether such sale is structured as a sale, asset sale, merger, transfer, or other change in corporate form, it shall include in any contract for sale, merger, transfer, or other change in corporate form a provision binding the purchaser, or any successor in interest thereto, to the obligations described in this Agreement. The purchaser or successor in interest must also agree in writing that the Offices’ ability to determine a breach under this Agreement is applicable in full force to that entity. The Company and RTX agree that the failure to include these provisions in the transaction will make any such transaction null and void. The Company and RTX shall provide notice to the Offices at least thirty (30) days prior to undertaking any such sale, merger, transfer, or other change in corporate form. The Offices shall notify the Company and RTX prior to such transaction (or series of transactions) if they determine that the transaction or transactions will have the effect of circumventing or frustrating the enforcement purposes of this Agreement. If at any time during the Term the Company or RTX engages in a transaction(s) that has the effect of circumventing or frustrating the enforcement purposes of this

24

Agreement, the Offices may deem it a breach of this Agreement pursuant to Paragraphs 22 to 26 of this Agreement. Nothing herein shall restrict the Company or RTX from indemnifying (or otherwise holding harmless) the purchaser or successor in interest for penalties or other costs arising from any conduct that may have occurred prior to the date of the transaction, so long as such indemnification does not have the effect of circumventing or frustrating the enforcement purposes of this Agreement, as determined by the Offices.
Public Statements
28.The Company and RTX expressly agree that they shall not, through present or future attorneys, officers, directors, employees, agents or any other person authorized to speak for the Company or RTX make any public statement, in litigation or otherwise, contradicting the acceptance of responsibility by the Company set forth above or the facts described in the Statement of Facts. Any such contradictory statement shall, subject to cure rights of the Company and RTX described below, constitute a breach of this Agreement, and the Company thereafter shall be subject to prosecution as set forth in Paragraphs 22 to 26 of this Agreement. The decision whether any public statement by any such person contradicting a fact contained in the Statement of Facts will be imputed to the Company and RTX for the purpose of determining whether they have breached this Agreement shall be at the sole discretion of the Offices. If the Offices determine that a public statement by any such person contradicts in whole or in part a statement contained in the Statement of Facts, the Offices shall so notify the Company and RTX, and the Company and RTX may avoid a breach of this Agreement by publicly repudiating such statement(s) within five business days after notification. The Company and RTX shall be permitted to raise defenses and to assert affirmative claims in other proceedings relating to the matters set forth in the Statement of Facts provided that such defenses and claims do not

25

contradict, in whole or in part, a statement contained in the Statement of Facts. This Paragraph does not apply to any statement made by any present or former officer, director, employee, or agent of the Company or RTX in the course of any criminal, regulatory, or civil case initiated against such individual, unless such individual is speaking on behalf of the Company or RTX.
29.The Company and RTX agree that if they or any of their direct or indirect subsidiaries or affiliates issues a press release or holds any press conference in connection with this Agreement, the Company and RTX shall first consult with the Offices to determine (a) whether the text of the release or proposed statements at the press conference are true and accurate with respect to matters between the Offices and the Company and RTX; and (b) whether the Offices have any objection to the release.
30.The Offices agree, if requested to do so, to bring to the attention of law enforcement and regulatory authorities the facts and circumstances relating to the nature of the conduct underlying this Agreement, including the nature and quality of the Company’s and RTX’s cooperation and remediation. By agreeing to provide this information to such authorities, the Offices are not agreeing to advocate on behalf of the Company or RTX, but rather are agreeing to provide facts to be evaluated independently by such authorities.
Limitations on Binding Effect of Agreement
31.This Agreement is binding on the Company and RTX and the Offices but specifically does not bind any other component of the Department of Justice, other federal agencies, or any state, local or foreign law enforcement or regulatory agencies, or any other authorities, although the Offices will bring the cooperation of the Company and RTX and their compliance with their other obligations under this Agreement to the attention of such agencies and authorities if requested to do so by the Company and RTX. If the court refuses to grant exclusion

26

of time under the Speedy Trial Act, 18 U.S.C. § 3161(h)(2), all the provisions of this Agreement shall be deemed null and void, and the Term shall be deemed to have not begun, except that the statute of limitations for any prosecution relating to the conduct described in the Statement of Facts shall be tolled from the date on which this Agreement is signed until the date the Court refuses to grant the exclusion of time plus six months, and except for the provisions contained within Paragraph 2 of this Agreement.
Notice

32.Any notice to the Offices under this Agreement shall be given by electronic mail and/or personal delivery, overnight delivery by a recognized delivery service, or registered or certified mail, addressed to Chief, FCPA Unit, Fraud Section, Criminal Division, U.S. Department of Justice, 1400 New York Avenue, NW, Washington, DC 20005, and Chief, Business and Securities Fraud Section, 271-A Cadman Plaza East, Brooklyn, NY 11201 and Chief Counsel for Corporate Enforcement, National Security Division, U.S. Department of Justice, 950 Pennsylvania Avenue, N.W., Washington, DC, 20530. Any notice to the Company and RTX under this Agreement shall be given by personal delivery, overnight delivery by a recognized delivery service, or registered or certified mail, with copies by electronic mail, addressed to William J. Stuckwisch, William J. Stuckwisch, P.C., 1775 I Street NW, Suite 1150, Washington, D.C. 20006. Notice shall be effective upon actual receipt by the Offices or the Company and RTX.
Complete Agreement
33.This Agreement, including its attachments, sets forth all the terms of the agreement between the Company and RTX and the Offices. No amendments, modifications or additions to this Agreement shall be valid unless they are in writing and signed by the Offices, the attorneys for the Company and RTX and a duly authorized representative of the Company and RTX.

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AGREED:

FOR RAYTHEON COMPANY:

Date:	October 8, 2024	By:	/s/ CHRISTOPHER MCDAVID
Christopher McDavid
Vice President, General Counsel, Secretary
RAYTHEON COMPANY

Date:	October 9, 2024	By:	/s/ WILLIAM J STUCKWISCH
William J Stuckwisch
William J Stuckwisch, PC
Christopher Maner
Kirkland & Ellis LLP

FOR RTX CORPORATION:

Date:	October 9, 2024	By:	/s/ RAMSARAN MAHARAJH
Ramsaran Maharajh
Executive Vice President, General Counsel
RTX CORPORATION

Date:	October 9, 2024	By:	/s/ WILLIAM J STUCKWISCH
William J Stuckwisch
William J Stuckwisch, PC
Christopher Maner
Kirkland & Ellis LLP

FOR THE DEPARTMENT OF JUSTICE:

GLENN S. LEON
Chief, Fraud Section
Criminal Division
United States Department of Justice

Date:	October 15, 2024	By:	/s/ ELINA RUBIN-SMITH
Elina Rubin-Smith

28

Katherine Raut
Trial Attorneys

BREON S. PEACE
United States Attorney
Eastern District of New York

Date:	October 15, 2024	By:	/s/ DAVID C. PITLUCK
David Pitluck
Hiral Mehta
Jessica Weigel
Assistant United States Attorneys

JENNIFER KENNEDY GELLIE
Executive Deputy Chief, performing the
duties of Chief,
Counterintelligence and Export Control Section
National Security Division
United States Department of Justice

Date:	October 15, 2024	By:	/s/ CHRISTINE BONOMO
Christine Bonomo
Leslie Esbrook
Trial Attorneys

29

COMPANY OFFICER'S CERTIFICATE
FOR RAYTHEON COMPANY

I have read this Agreement and carefully reviewed every part of it with outside counsel for Raytheon Company (the "Company"). I understand the terms of this Agreement and voluntarily agree, on behalf of the Company, to each of its terms. Before signing this Agreement, I consulted outside counsel for the Company. Counsel fully advised me of the rights of the Company, of possible defenses, of the Sentencing Guidelines' provisions, and of the consequences of entering into this Agreement.
I have carefully reviewed the terms of this Agreement with the Board of Directors of the Company. I have advised and caused outside counsel for the Company to advise the Board of Directors fully of the rights of the Company, of possible defenses, of the Sentencing Guidelines' provisions, and of the consequences of entering into the Agreement.
No promises or inducements have been made other than those contained in this Agreement. Furthermore, no one has threatened or forced me, or to my knowledge any person authorizing this Agreement on behalf of the Company, in any way to enter into this Agreement. I am also satisfied with outside counsel's representation in this matter. I certify that I am the Vice President, General Counsel, and Secretary for the Company and that I have been duly authorized by the Company to execute this Agreement on behalf of the Company.
Date:    October 9, 2024

RAYTHEON COMPANY

By:	/s/ CHRISTOPHER MCDAVID
Christopher McDavid
Vice President, General Counsel, Secretary

COMPANY OFFICER'S CERTIFICATE
FOR RTX CORPORATION

I have read this Agreement and carefully reviewed every part of it with outside counsel for RTX Corporation ("RTX"). I understand the terms of this Agreement and voluntarily agree, on behalf of RTX, to each of its terms. Before signing this Agreement, I consulted outside counsel for RTX. Counsel fully advised me of the rights of RTX, of possible defenses, of the Sentencing Guidelines· provisions, and of the consequences of entering into this Agreement.
I have carefully reviewed the terms of this Agreement with the Board of Directors of RTX. I have advised and caused outside counsel for RTX to advise the Board of Directors fully of the rights of RTX, of possible defenses, of the Sentencing Guidelines' provisions, and of the consequences of entering into the Agreement.
No promises or inducements have been made other than those contained in this Agreement. Furthermore, no one has threatened or forced me, or to my knowledge any person authorizing this Agreement on behalf of RTX, in any way to enter into this Agreement. I am also satisfied with outside counsel's representation in this matter. I certify that I am the Executive Vice President & General Counsel for RTX and that I have been duly authorized by RTX to execute this Agreement on behalf of RTX.
Date:    October 9, 2024

RTX CORPORATION

By:	/s/ RAMSARAN MAHARAJH
RAMSARAN MAHARAJH
Executive Vice President and General Counsel

CERTIFICATE OF COUNSEL FOR RAYTHEON COMPANY
I am counsel for Raytheon Company (the "Company") in the matter covered by this Agreement. In connection with such representation, I have examined relevant Company documents and have discussed the terms of this Agreement with the Company Board of Directors. Based on our review of the foregoing materials and discussions, I am of the opinion that the representative of the Company has been duly authorized to enter into this Agreement on behalf of the Company and that this Agreement has been duly and validly authorized, executed, and delivered on behalf of the Company and is a valid and binding obligation of the Company. Further, I have carefully reviewed the terms of this Agreement with the Board of Directors and the General Counsel of the Company. I have fully advised them of the rights of the Company, of possible defenses, of the Sentencing Guidelines' provisions and of the consequences of entering into this Agreement. To my knowledge, the decision of the Company to enter into this Agreement, based on the authorization of the Board of Directors, is an informed and voluntary one.
Date:    October 9, 2024

By:	/s/ WILLIAM J STUCKWISCH
William J Stuckwisch
William J Stuckwisch, PC

CERTIFICATE OF COUNSEL FOR RTX CORPORATION

I am counsel for RTX Corporation ("RTX") in the matter covered by this Agreement. In connection with such representation, I have examined relevant RTX documents and have discussed the terms of this Agreement with the RTX Board of Directors. Based on our review of the foregoing materials and discussions, I am of the opinion that the representative of RTX has been duly authorized to enter into this Agreement on behalf of RTX and that this Agreement has been duly and validly authorized, executed, and delivered on behalf of RTX and is a valid and binding obligation of RTX. Further, I have carefully reviewed the terms of this Agreement with the Board of Directors and the General Counsel of RTX. I have fully advised them of the rights of RTX, of possible defenses, of the Sentencing Guidelines' provisions and of the consequences of entering into this Agreement. To my knowledge, the decision of RTX to enter into this Agreement, based on the authorization of the Board of Directors, is an informed and voluntary one.
Date:    October 9, 2024

By:	/s/ WILLIAM J STUCKWISCH
William J Stuckwisch
William J Stuckwisch, PC

ATTACHMENT A
STATEMENT OF FACTS

The following Statement of Facts is incorporated by reference as part of the Deferred Prosecution Agreement (“the Agreement”) between the United States Department of Justice, Criminal Division, Fraud Section, United States Department of Justice, National Security Division, Counterintelligence and Export Control Section, the United States Attorney’s Office for the Eastern District of New York (collectively, the “United States”) and the defendant Raytheon Company (“Raytheon” or the “Company”). Certain of the facts herein are based on information obtained from third parties by the United States through its investigation and described to Raytheon. Raytheon hereby agrees and stipulates that the following information is true and accurate. Raytheon admits, accepts, and acknowledges that it is responsible for the acts of its officers, directors, employees, and agents as set forth below. Should the United States pursue the prosecution that is deferred by this Agreement, Raytheon agrees that it will neither contest the admissibility of, nor contradict, this Statement of Facts in any such proceeding. The following facts took place during the relevant time frame and establish beyond a reasonable doubt the charges set forth in the criminal Information attached to this Agreement.
Relevant Entities and Individuals
1.The defendant Raytheon was a global aerospace and defense company headquartered in Waltham, Massachusetts. Raytheon’s shares were publicly traded on the New York Stock Exchange, and the Company was therefore an “issuer,” as that term is used in the Foreign Corrupt Practices Act (“FCPA”), Title 15, United States Code, Section 78dd-1.
2.In 2001, Raytheon formed a joint venture with a French defense company (“JV”). The JV had two major operating subsidiaries, one of which was based in Fullerton, California, controlled by Raytheon, and a component of Raytheon’s Network Centric Systems and then

A-1

Integrated Defense Systems business (hereinafter, together with the operating subsidiary, “IDS”). Raytheon did business in Qatar, including through IDS.
3.Raytheon Employee 1, an individual whose identity is known to the United States and Raytheon, was a United States citizen and a director at IDS. Raytheon Employee 1 was an “employee” and “agent” of an “issuer” as those terms are used in the FCPA, Title 15, United States Code, Section 78dd-1(a).
4.Raytheon Employee 2, an individual whose identity is known to the United States and Raytheon, was a United States citizen and a program manager at IDS. Raytheon Employee 2 was an “employee” and “agent” of an “issuer” as those terms are used in the FCPA, Title 15, United States Code, Section 78dd-1(a).
5.Raytheon Employee 3, an individual whose identity is known to the United States and Raytheon, was a United States citizen and a program manager at IDS. Raytheon Employee 3 was an “employee” and “agent” of an “issuer” as those terms are used in the FCPA, Title 15, United States Code, Section 78dd-1(a).
6.Raytheon Employee 4, an individual whose identity is known to the United States and Raytheon, was a United States citizen and a technical director at IDS. Raytheon Employee 4 was an “employee” and “agent” of an “issuer” as those terms are used in the FCPA, Title 15, United States Code, Section 78dd-1(a).
7.Raytheon Employee 5, an individual whose identity is known to the United States and Raytheon, was a United States citizen and a business development executive at IDS. Raytheon Employee 5 was an “employee” and “agent” of an “issuer” as those terms are used in the FCPA, Title 15, United States Code, Section 78dd-1(a).

A-2

8.Local Company, an entity the identity of which is known to the United States and Raytheon, was a construction company that built villas in Qatar and was associated with Foreign Official 1 (defined below).
9.Qatari Company, an entity the identity of which is known to the United States and Raytheon, was a consulting and information technology services company established in Qatar in or around May 2012. Qatari Company had two wholly-owned subsidiaries also established in Qatar: Qatari Sub 1, an entity known to the United States and Raytheon, was a defense and security consultancy firm formed in or around July 2012, and Qatari Sub 2, an entity known to the United States and Raytheon, was a cybersecurity company formed in or around January 2014. Qatari Company, Qatari Sub 1 and Qatari Sub 2 (together, the “Qatari Entities”) were used to receive, conceal, and distribute bribe payments from and on behalf of Raytheon for the benefit of Foreign Official 1 (defined below).
10.Individual 1, an individual whose identity is known to the United States and Raytheon, was a citizen of the United States and other countries and an officer and shareholder of the Qatari Entities.
11.The Qatar Emiri Air Force (“QEAF”) was a military branch of Qatar’s Armed Forces (“QAF”) that was primarily responsible for the conduct of air warfare. The QEAF and QAF were each a “department” and “agency” of a foreign government as those terms are used in the FCPA, Title 15, United States Code, Section 78dd-1(f)(1)(A).
12.The Cooperation Council for the Arab States of the Gulf, also known as the Gulf Cooperation Council (“GCC”), was an intergovernmental union of six member states: Bahrain, Kuwait, Oman, Qatar, Saudi Arabia and the United Arab Emirates.

A-3

13.Foreign Official 1, an individual whose identity is known to the United States and Raytheon, was a citizen of Qatar who served as a high-level official at the QEAF from at least approximately 2009 through approximately June 2016. Foreign Official 1 was a “foreign official” as that term is defined in the FCPA, Title 15, United States Code, Section 78dd-1(f)(1)(A). Foreign Official 1 was a founder, board member and a beneficial owner of the Qatari Entities.
Overview of the Bribery Scheme
14.Between in or around 2012 and in or around 2016, Raytheon, through certain of its employees and agents, knowingly and willfully conspired and agreed with others to corruptly offer and pay bribes to, and for the benefit of, Foreign Official 1 to secure improper advantages in order to assist Raytheon in obtaining and retaining business from the QEAF and QAF, including (1) four supplemental additions to a 1998 contract between Raytheon and the GCC, and (2) a sole-source contract to build a joint operations center (“JOC”) that would interface with Qatar’s several military branches.
The GCC Contract and Additions
15.Before the start of the conspiracy, a company later acquired by Raytheon and the six countries comprising the GCC, which included Qatar, entered into a contract to upgrade the GCC countries’ air defense systems (the “GCC Contract”). In or around and between 2012 and 2013, the parties entered into four supplemental contracts to the GCC Contract called “additions,” two of which pertained to Qatar alone (hereinafter “First Qatar Addition” and “Second Qatar Addition”). Foreign Official 1 was the country leader for Qatar on the GCC Contract and Qatar’s signatory on all four additions. Foreign Official 1 was instrumental in securing QEAF approval for the additions and helping Raytheon secure payments from the GCC on the additions.
16.In order to secure the additions and to obtain other improper advantages, Raytheon bribed Foreign Official 1 by entering into sham subcontracts with Qatari Company and Qatari Sub

A-4

2, purportedly for the provision of three air defense operations-related studies per contract. The studies were added to the First Qatar Addition and Second Qatar Addition scope of work at Foreign Official 1’s direction. Raytheon paid Qatari Company and Qatari Sub 2 nearly $2 million for the studies despite knowing that the Qatari Entities did not perform any work on or incur any cost for the studies. Instead, Raytheon Employee 4 prepared the studies for Qatari Company and Qatari Sub 2 to pass off as their own. The payments to Qatari Company and Qatari Sub 2 for the studies were intended, in whole or in part, as bribes for the benefit of Foreign Official 1.
The JOC Contract
17.Raytheon also offered an additional bribe to Foreign Official 1 in connection with its attempt to win a potential sole source contract from QAF to build the JOC (the “JOC Contract”).
18.In or around 2013, QAF established a committee to oversee the potential JOC project. Foreign Official 1 was an advisor to the committee and had a close relationship with one of the Qatari officials leading the committee. At around the same time, Foreign Official 1 became responsible for procurement and logistics at the QEAF, which allowed Foreign Official 1 to have more influence over the award of defense contracts, including the JOC Contract.
19.In or around February 2016, Raytheon entered into a teaming agreement with Qatari Sub 2 in order to corruptly obtain Foreign Official 1’s assistance with the JOC Contract, including obtaining Foreign Official 1’s assistance in directly awarding the JOC Contract to Raytheon without a competitive bid.
20.Pursuant to the teaming agreement, Raytheon agreed to subcontract a portion of the work associated with the JOC Contract to Qatari Sub 2. Raytheon entered into the teaming agreement despite knowing that Qatari Sub 2 lacked sufficient capabilities to complete the work

A-5

on the JOC Contract set forth in the agreement and with the intent that at least a portion of what would be paid to Qatari Sub 2 would be funneled as bribes to Foreign Official 1.
21.Although the Qatari government ultimately did not go forward with the JOC Contract, Raytheon’s anticipated revenue on the potential contract was approximately $510 million, and its anticipated profit was approximately $72.6 million.
The First Qatar Addition
22.On or about March 21, 2012, Raytheon Employee 5 traveled to Qatar to meet Foreign Official 1 in order to finalize the details on the First Qatar Addition. During the meeting, Foreign Official 1 made an unusual, last-minute request to add defense studies to the First Qatar Addition scope of work. After the meeting, Raytheon Employee 5 discussed Foreign Official 1’s request with Raytheon Employee 1, who agreed to add the studies to the scope of work for the First Qatar Addition.
23.On or about March 22, 2012, Raytheon added the studies to the scope of work, after which Foreign Official 1 signed the contract for the First Qatar Addition.
24.On or about April 2, 2012, Raytheon Employee 5 used a personal email account to email Foreign Official 1: “[Raytheon Employee 1] tells me he went through the steps needed for us to work with a qualified company last time the two of you met in person. You should contact [Raytheon Employee 1] directly to discuss.”
25.On or about April 5, 2012, Raytheon Employee 4 used a personal email account to send a draft contract to Foreign Official 1. The attached contract provided that Local Company would prepare three studies for the benefit of Raytheon’s customer, the QEAF, at a cost of approximately $850,000. Raytheon Employee 4, as well as other Raytheon employees, knew that Local Company was affiliated with Foreign Official 1. In the email, Raytheon Employee 4 wrote,

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“please see attached draft. Please copy it and past[e] it on the company template. You can say that it was prepared by a lawyer.”
26.Also, on or about April 5, 2012, Foreign Official 1 responded to Raytheon Employee 5’s email referenced above in paragraph 24: “I would be happy to discuss the start of our work since our agreement together and you will find attached [d]raft agreement which [sic] been done by my lawyer for you and [Employee 1] so we could beg[i]n our work.” Foreign Official 1 attached the contract Raytheon Employee 4 sent to Foreign Official 1, on letterhead of Local Company, as instructed by Raytheon Employee 4.
27.Once Qatari Company and Qatari Sub 1 were formed in or around May and July 2012, Foreign Official 1 introduced the newly-established entities to Raytheon. Raytheon then started to pursue a commercial relationship with Qatari Company and Qatari Sub 1 and stopped pursuing a relationship with Local Company.
28.Raytheon Employee 3 helped Qatari Company and Qatari Sub 1 pass Raytheon’s due diligence process—a prerequisite to receiving the sham studies subcontract—by coaching Individual 1 on what information to provide to Raytheon about the companies’ leadership and capabilities. With the knowledge of Raytheon Employee 3, Individual 1 submitted due diligence forms to Raytheon that falsely failed to disclose Foreign Official 1’s involvement or ownership stake in Qatari Company and Qatari Sub 1 and overstated the companies’ experience and capabilities.
29.After Qatari Company and Qatari Sub 1 completed Raytheon’s due diligence process in or around August 2013, Raytheon Employees 3 and 4 helped Qatari Company secure the subcontract for the studies, including by using personal email accounts to help draft its proposal to Raytheon and by assisting Qatari Company in its pricing negotiations with Raytheon.

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30.Raytheon Employee 4, with the knowledge of Raytheon Employees 1 and 3, prepared the studies and related outlines and reports, as required by the sham subcontract. For example, on or about January 20, 2013, before the due diligence process was completed, Raytheon Employee 4 emailed Raytheon Employee 3 a document relating to the studies and wrote: “[Foreign Official 1] explained that per [Foreign Official 1’s] agreement with [Raytheon Employee 1], the first study should be done by Feb. . . . [Foreign Official 1] expects that I will complete the outlines for the three studies + the first study during my current visit (which I can). [Foreign Official 1] wants a confirmation from your side . . . . ”
31.On or about October 7, 2013, Individual 1 sent an email to Raytheon Employee 4’s personal email account attaching a draft commercial proposal for the studies and requesting help in finalizing the proposal.
32.On or about October 13, 2013, Raytheon Employee 4 emailed Individual 1 a revised proposal, in track changes mode, along with the message: “There are multiple comments for you to look at. This version can not be mailed to [Raytheon] as it includes my name. Please after you decide on the changes, please copy it to another ‘new’ document on your computer so that my name goes away[.] More security [sic] is to create a pdf file from the last version and mail the pdf file[.]”
33.On or about November 10, 2013, Raytheon Employee 3 used a personal email account to send a draft message to Individual 1, which was to be sent by Individual 1 to an employee in Raytheon’s supply chain department to facilitate Qatari Company getting approved as a Raytheon contractor. Raytheon Employee 3 directed Individual 1 to “massage” the draft and send it back for review by Raytheon Employee 3 before submitting it to Raytheon. Included in Raytheon Employee 3’s draft was the knowingly false assertion that Qatari Company would

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“utilize the expertise of 6-8 senior staff members over 6 months to complete this task [of completing each of the three studies].” In a follow-up email to Individual 1, Raytheon Employee 3 explained “I set a range (6-8 heads) to intentionally make it difficult for [Raytheon supply chain] to determine a rate.”
34.In or around November 2013, before Raytheon signed a subcontract with Qatari Company, Raytheon Employee 4 traveled to Qatar and started preparing the studies, which Raytheon Employee 4 would later provide to Individual 1 so that Qatari Company could falsely claim that it performed the work required by the subcontract.
35.On or about February 12, 2014, Raytheon issued a purchase order to Qatari Company in the amount of $975,000 for the three studies.
36.Raytheon Employee 4 prepared the third and final study within a few months of Raytheon issuing the subcontract to Qatari Company. Despite that fact, Individual 1 spaced out the status reports provided to Raytheon to make it appear as if Qatari Company performed the work required by the subcontract. For example, on or about May 11, 2014, Individual 1 emailed Raytheon Employee 3 a status report stating that the first study was submitted to the QEAF and that a certificate verifying QEAF’s approval was provided to Raytheon. Raytheon Employee 3 responded that “the status of study 2 and study 3 should also be included in this status report.” Individual 1 replied “I need to wait for a couple of weeks before I send the status report about the second study since the first study was submitted on [April 20].”
37.Meanwhile, Individual 1 submitted false paperwork to Raytheon certifying that Qatari Company had completed the work on the studies that were actually performed by Raytheon Employee 4. Raytheon Employees 3 and 4 falsely certified that Qatari Company satisfied the requirements of its subcontract, such as providing the studies to Raytheon Employee 4 for review,

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to trigger payment from Raytheon to Qatari Company. Also, in order to trigger payment, Qatari Company submitted paperwork to Raytheon certifying that Foreign Official 1, the purported ultimate customer of the studies, received the studies from Qatari Company and approved them in Foreign Official 1’s capacity at the QEAF.
38.Between approximately May 28, 2014, and September 8, 2014, Raytheon made three payments totaling approximately $975,000 from its bank account in the United States to Qatari Company’s bank account in Qatar, purportedly for the studies on the First Qatar Addition: (a) a transfer of approximately $536,250 on or about May 28, 2014; (b) a transfer of approximately $195,000 on or about August 5, 2014; and (c) a transfer of approximately $243,750 on or about September 8, 2014.
The Second Qatar Addition
39.In or around 2013, as Foreign Official 1 gained more responsibilities within the QEAF, Foreign Official 1 began using an alias when communicating on behalf of the Qatari Entities and instructed Individual 1 to create an alias email account for Foreign Official 1 to use to communicate with Raytheon (the “Alias Email Account”). The Alias Email Account contained the Qatari Company’s domain name and an alias for Foreign Official 1 belonging to a relative who shared Foreign Official 1’s last name but was not known to be affiliated with the QEAF. Raytheon Employees 1-4 were aware of Foreign Official 1’s use of the Alias Email Account.
40.Foreign Official 1 used the Alias Email Account to communicate with other Raytheon personnel in order to secure a subcontract from Raytheon for Qatari Sub 2 for the studies on the Second Qatar Addition.
41.Raytheon Employee 4, with the knowledge of other Raytheon employees, including Raytheon Employee 3, prepared and provided the studies and related documents to Foreign

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Official 1 so that Qatari Sub 2 could falsely claim that it performed the work required by the subcontract and get paid by Raytheon.
42.As with the studies on the First Qatar Addition, Foreign Official 1, acting on behalf of the QEAF, requested that studies be added to the Second Qatar Addition at the last-minute, while negotiating the signing of the Second Qatar Addition. Specifically, on or about March 26, 2013, Raytheon Employee 4 emailed a group of Raytheon employees, including Raytheon Employee 3, that “the customer,” referencing Foreign Official 1, requested that three studies on air operations be added to the statement of work and performed by Raytheon’s program management office. Raytheon Employee 4 attached a signed, modified statement of work for the Second Qatar Addition requiring Raytheon to provide QEAF with three specified studies during the execution of the Second Qatar Addition.
43.On or about and between April 10, 2013, and April 18, 2013, GCC made five payments to Raytheon totaling approximately $15.4 million in connection with the additions: (a) a transfer of approximately $2,549,848 on or about April 10, 2013; (b) a transfer of approximately $5,099,669 on or about April 16, 2013; (c) a transfer of approximately $1,906,954 on or about April 16, 2013; (d) a transfer of approximately $1,906,955 on or about April 16, 2013; and (e) a transfer of approximately $3,998,827 on or about April 18, 2013.
44.On or about April 22, 2013, Raytheon Employee 4 wrote to Raytheon Employees 1 and 3 that Foreign Official 1 “was the main element behind . . . the payment release.”
45.On or about October 16, 2015, Raytheon issued a request for a price quotation to Qatari Sub 2 for the three studies for the Second Qatar Addition, to which Qatari Sub 2 provided a response.

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46.As with the First Qatar Addition, Raytheon Employee 4 coached Qatari Sub 2 on the proposal it submitted to Raytheon, while Raytheon Employee 3 helped Qatari Sub 2 pass Raytheon’s due diligence process in order to receive the subcontract for the studies.
47.For example, on or about February 11, 2015, Raytheon Employee 3 used a personal email account to send Foreign Official 1 an email attaching Raytheon’s due diligence questionnaire directed to Qatari Sub 2, and writing “my ideas in red text.” The attached questionnaire included Raytheon Employee 3’s suggested responses for Qatari Sub 2 to provide to Raytheon, many of which were inaccurate.
48.As another example, on or about June 13, 2015, Raytheon Employee 4 used a personal email account to send an email to Foreign Official 1, writing “please see the attached modified ‘old’ SOW [Statement of Work]. I added the justification page.” Raytheon Employee 4 attached Qatari Company’s proposal document for the studies on the First Qatar Addition, along with suggested edits modifying the proposal for the Second Qatar Addition.
49.On or about October 28, 2015, Raytheon Employee 4 used a personal email account to email Foreign Official 1 a draft proposal for Qatari Sub 2 to submit to Raytheon.
50.On or about November 4, 2015, Foreign Official 1, utilizing the Alias Email Account, sent an email to Raytheon’s supply chain with Qatari Sub 2’s proposal for the studies. The proposal largely tracked the language of the draft sent to Foreign Official 1 by Raytheon Employee 4, described above in paragraph 49, and was signed in the name of Foreign Official 1’s alias, with the title of “Member, Board of Directors.”
51.On or about March 25, 2016, Raytheon issued a purchase order to Qatari Sub 2 in the amount of $950,000 for the three studies that were part of the Second Qatar Addition. The purchase order was sent to Foreign Official 1 at the Alias Email Account.

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52.Raytheon Employee 4 traveled to Qatar on or about and between March 25, 2016, and April 8, 2016. During this time, on or about March 30, 2016, Raytheon Employee 4 used a personal email account to send Foreign Official 1 outlines of the studies and a start-up report, which contained false representations that Qatari Sub 2 performed certain activities to begin work on the studies, directing Foreign Official 1 to print the documents “on company papers, get signatures from the right person, and mail them.”
53.As directed by Raytheon Employee 4, on or about April 23, 2016, Foreign Official 1 submitted the start-up report on Qatari Sub 2’s letterhead and signed in the name of Foreign Official 1’s alias, as board member of Qatari Sub 2.
54.On or about August 30, 2016, after Foreign Official 1 retired from the QEAF, Foreign Official 1, using the Alias Email Account, emailed Raytheon’s supply chain two invoices from Qatari Sub 2, along with a form showing approval of the first study by the customer, Foreign Official 1, on behalf of QEAF. Qatari Sub 2’s documents were signed in the name of Foreign Official 1’s alias, as board member of Qatari Sub 2.
55.On or about March 15, 2017, Raytheon Employee 2 used a personal email account to email Foreign Official 1, requesting confirmation that Qatari Sub 2 had completed the second and third studies. Raytheon Employee 2 reported to Foreign Official 1 that “[w]e have not received their 3rd invoice which is for the second study. Can you please contact me tomorrow to discuss.” Foreign Official 1 responded “I am outside Doha[.] The invoice will be sent to you next week and we are in the process of printing the third study. I am following all these issues now.”
56.Between approximately January 25, 2017, and November 14, 2017, Raytheon made three payments totaling approximately $950,000 from its bank account in the United States to Qatari Sub 2’s bank account in Qatar, purportedly for the studies, including: (a) a transfer of

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approximately $475,000 on or about January 25, 2017; (b) a transfer of approximately $237,500 on or about October 3, 2017; and (c) a transfer of approximately $237,500 on or about November 14, 2017.
The JOC Contract
57.In or around 2013, Raytheon pursued a partnership with Qatari Sub 1 on the JOC Contract in order to corruptly influence Foreign Official 1 to improperly assist Raytheon, including by having the QEAF sole source the JOC Contract to Raytheon so that it did not need to engage in a competitive bid. At around this time, Foreign Official 1 assumed responsibility over procurement and logistics at the QEAF and had influence over the committee responsible for the JOC project.
58.On or about September 21, 2013, Raytheon Employee 1 emailed their supervisor and several other Raytheon employees and executives about a meeting with Foreign Official 1. Raytheon Employee 1 had met with Foreign Official 1 in both Foreign Official 1’s official capacity on behalf of the QEAF and in a commercial capacity as a representative of the Qatari Entities. Raytheon Employee 1 wrote in the email that, in their role as a decision-maker at the QEAF, Foreign Official 1 submitted a report in favor of proceeding with another contract that was worth billions of dollars to Raytheon. Raytheon Employee 1 also wrote, “Relative to [Qatari Sub 1] they are thinking things over and are strongly considering going with [a competitor of Raytheon]. They have been in discussions with [the competitor] for many months. If they do, then the POA [Probability of Award] for the JOC has just dropped dramatically.”
59.In or around June 2014, the QAF selected Qatari Sub 1 as a consultant to the committee in charge of the JOC Contract. As a consultant on the project, Qatari Sub 1 would help draft requests for proposals and advise the Qatari government on which company should be awarded the JOC Contract.

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60.On or about March 2, 2015, Raytheon Employee 2 and another Raytheon employee prepared a presentation slide deck on the JOC project, which included Qatari Sub 1, Qatari Sub 2 and Foreign Official 1 as among the “decision-makers” on the contract.
61.After Qatari Sub 1 started advising the QAF on the JOC project, Raytheon, through Raytheon Employee 2 and others, pursued a teaming agreement with Qatari Sub 2 for the JOC Contract. In a summary document on the JOC Contract drafted on or about March 16, 2015, Raytheon Employee 2 described Qatari Sub 2 as a “local Qatari company (part of [Qatari Entities]) and a partnership with them will be key to an award.”
62.In or around May 2015, soon after Qatari Sub 1’s contract with the QAF became effective, Foreign Official 1 and Raytheon Employee 4 convinced the Qatari government committee overseeing the JOC project to visit Raytheon’s offices in California, together with representatives of Qatari Sub 1, and meet with Raytheon personnel in order to discuss and influence the committee’s request for proposal documents in Raytheon’s favor. The meetings were described in internal Raytheon presentations as “greatly improv[ing] [Raytheon’s probability of winning] with sole source possibility.”
63.Raytheon Employee 2 negotiated the teaming agreement with Foreign Official 1 and Individual 1 as representatives of Qatari Sub 2.
64.On or about October 13, 2015, during the teaming agreement negotiations, Individual 1 sent an email to Foreign Official 1 and another shareholder/board member of the Qatari Entities with a draft portion of the teaming agreement and wrote “[i]deally, shareholders should stop making the effort to support a sole source contract award to Raytheon until the teaming agreement is signed.”

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65.On or about February 5, 2016, Qatari Sub 2 and Raytheon signed the teaming agreement for the JOC Contract, despite certain Raytheon executives raising concerns regarding Qatari Sub 2’s lack of abilities and its relationship with Foreign Official 1. The teaming agreement provided that Raytheon would submit a proposal to the QAF on the JOC Contract and would offer a subcontract to Qatari Sub 2 for a portion of the awarded work.
66.In or around 2017, Qatar’s Ministry of Defense cancelled the JOC project for unrelated reasons. Therefore, Qatari Sub 2 never received any payments from Raytheon under the teaming agreement.
* * * *

67.As a result of the bribe scheme, Raytheon earned approximately $36.7 million in profits from the four additions to the GCC Contract described above, and expected to earn over $72 million more, had the JOC Contract come to fruition.

The ITAR Part 130 Conspiracy
The Arms Export Control Act and the International Traffic in Arms Regulations
68.The Arms Export Control Act (“AECA”), 22 U.S.C. § 2778, authorized the President to control, among other things, the export of defense articles deemed critical to the national security and foreign policy interests of the United States. By Executive Order 13637, the President delegated this authority to the United States Department of State, Directorate of Defense Trade Controls (“DDTC”), empowering DDTC to review and grant export licenses for the transfer or retransfer of defense articles and defense services identified on the United States Munitions List (“USML”). Pursuant to its authority under the AECA, DDTC promulgated the International Traffic in Arms Regulations (“ITAR”), 22 C.F.R. §§ 120-130, which contained the USML. Accordingly, the export of USML defense articles and defense services is governed by the AECA and ITAR.

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69.Pursuant to the AECA, 22 U.S.C. § 2779, and the ITAR, 22 C.F.R. § 130.9, certain Applicants (as defined in 22 C.F.R. § 130.2) applying for export licenses were required to inform DDTC whether the Applicant or its Vendors (as defined in 22 C.F.R. § 130.8) had paid, offered, or agreed to pay political contributions, fees or commissions in connection with the sale or transfer of a defense article or defense service. The purpose of this provision was to provide Executive Branch oversight of the sale of U.S. military technology and prevent “improper influence” in those sales. H.R. REP. 94-1144, 58, 1976 U.S.C.C.A.N. 1378, 1434. Under these provisions, for defense articles or defense services valued in an amount of $500,000 or more that are sold commercially to or for the use of the Armed Forces of a foreign country or international organization (as defined in 22 C.F.R. § 130.3), an Applicant must report to the DDTC any payments or agreements to pay
(i) political contributions of $5,000 or more, and (ii) fees or commissions of $100,000 or more. 22

C.F.R. §§ 130.1, 2, 9.

70.Further, under 22 C.F.R. § 130.11, all Applicants to the DDTC and their Vendors had an ongoing obligation to correct any false statements or omissions on previous export license applications, including false statements or omissions covered by Part 130. If a prior Part 130 statement or report was inaccurate or incomplete, the applicant had to file a supplementary report to ensure that DDTC had complete and accurate information. Id.
Overview of the ITAR Part 130 Scheme
71.Between in or around 2012 and in or around 2016, Raytheon, through certain of its employees and agents, knowingly and willfully conspired and agreed with others to violate the AECA and ITAR Part 130 by failing to disclose to DDTC fees and commissions paid in connection with the First Qatar Addition and Second Qatar Addition – specifically, the bribes Raytheon paid to Foreign Official 1 through its sham subcontracts with the Qatari Entities.

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72.The First Qatar Addition and Second Qatar Addition involved the transfer of defense articles and defense services by Raytheon to QEAF. Accordingly, Raytheon required a license from DDTC to fulfill these contracts. To obtain a license for both additions, Raytheon submitted an application to DDTC in or around May 2013 (the “License Application”). Because the First and Second Qatar Additions were valued in the millions of dollars, Raytheon was also obligated under ITAR Part 130 to report any anticipated commissions or fees paid in connection with the additions on the License Application. 22 C.F.R. § 130.9. Despite that obligation, however, Raytheon falsely certified that it had no such payments to report, and DDTC approved the License Application in or around July 2013. The license authorizing the First and Second Qatar Additions (the “License”) remained in effect until in or around October 2023. At no point during that period did Raytheon disclose to DDTC the bribes paid to Foreign Official 1, despite its ongoing obligation to correct the false certification on the License Application. 22 C.F.R. § 130.11.
73.As explained, Raytheon Employees 1-4 knew about and furthered the Qatar bribery scheme connected to these First and Second Qatar Additions. They also understood export laws and regulations, including the Company’s obligations under ITAR Part 130. Further, they were aware that the First Qatar Addition and Second Qatar Addition were subject to the ITAR, and that the Company had an obligation to disclose any reportable payments under Part 130 related to those additions. In continuing to conceal the bribery scheme during all stages of the DDTC licensing and compliance process, however, Raytheon Employees 1-4 willfully caused both the submission of the License Application’s false Part 130 certification and Raytheon’s subsequent failure to correct it.

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Details of the ITAR Part 130 Scheme
Knowledge of ITAR Part 130 Obligations
74.During the relevant period, Raytheon Employees 1-4 were familiar with ITAR Part 130’s requirements regulating the disclosure of political contributions, fees and commissions paid in connection with the sales of defense articles and services.
75.Between in or around 2008 and 2018, Raytheon Employees 1-4 received regular training on anti-corruption, export control and sanctions laws, including ITAR Part 130. Raytheon Employees 1-4, for example, each took an annual training course on “Complying with U.S. Export Controls” between 2008 and 2015 as well as several additional refresher courses on export controls. Each of these employees also completed more specialized courses on ITAR requirements and recognizing export-controlled technical information. In or around 2016, moreover, Raytheon Employees 1-4 each completed at least three training courses devoted to compliance with Part 130.
76.Beginning no later than in or around January 2012, moreover, Raytheon Employees 1-4 also received additional reminders about the Company’s export obligations, including Part 130 reporting requirements.
77.On or about January 31, 2012, Raytheon Employee 1 forwarded an email chain from Raytheon export compliance personnel to several Raytheon employees, including Raytheon Employees 2-4. The forwarded email was marked with “High” importance and advised the recipients about an upcoming audit of Raytheon’s export compliance. The email cautioned, “Please make sure you and yours are familiar with export requirements in general.” The first item listed on the agenda for the audit was “Part 130 Compliance (reporting political contributions, fees and commissions involving foreign sales of defense articles/services.” The forwarded email also included links to the Company’s export controls policies and procedures.

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78.On or about December 2, 2013, Raytheon Employee 1 forwarded an email from Raytheon export compliance personnel to several Raytheon employees, including Raytheon Employees 2-4. The forwarded email discussed an April 2013 Consent Agreement Raytheon entered into with DDTC “after an extensive enforcement review found there was a ‘corporate- wide weakness’ in administering export licenses and agreements.” The forwarded email also advised all employees that “you have a responsibility to know and understand your program’s export authorizations and proactively manage them.”
79.On or about May 19, 2014, Raytheon export compliance personnel sent an email to several Raytheon employees, including Raytheon Employees 1-4. The email advised the recipients, “[p]lease note the below Corporate policies affecting international business and global trade compliance were recently updated.” The updated policies listed in the email included Raytheon’s policy governing ITAR Part 130 Compliance (“Raytheon’s Part 130 Policy”). The email also explained that “the policy establishes controls to assure compliance with U.S. laws and regulations, in particular 22 CFR Part 130.”
80.On or about February 26, 2015, Raytheon export compliance personnel sent an email with the subject line, “Additional Part 130 Training – Live Training Requirement” to several Raytheon employees, including Raytheon Employees 1-4. The email stated, “[i]n order to provide guidance and further education regarding Part 130 of the ITAR, Corporate has requested that we provide additional live training to the team here” and that it was “important that [recipients] make every effort to attend this live training session, no sametime.” An earlier email in the same chain explained, “[a]s an important anti-corruption monitoring mechanism, we are required by ITAR Part 130 to report compensation paid to third parties who assist in soliciting, promoting or otherwise [] in securing the sale of defense articles and/or defense services to or for the use of the

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armed forces of a foreign country.” The email further noted that “Raytheon’s policy for reporting and responsibilities is set forth in [Raytheon’s Part 130 Policy]. We each play an important part in adherence with this requirement.” The email included links to the training material as well as additional training and resources on Part 130 compliance.
81.On or about March 25, 2015, Raytheon export compliance personnel sent an email to several Raytheon employees, including Raytheon Employees 1-4. The email advised of updates to Raytheon’s Part 130 Policy and included a chart summarizing the updates.
82.On or about May 12, 2015, Raytheon Employee 1 sent an email to several Raytheon employees, including Raytheon Employees 2-4, containing the subject line “Compliance with [Raytheon’s Part 130 Policy].” Raytheon Employee 1 wrote, in part, “[I]t is very important that we improve our awareness and acknowledge our [project management] roles and responsibilities relative to [Raytheon’s Part 130 Policy]. We have a responsibility to comply with the requirements of this policy and ensure that our staff(s) have an understanding of the policy and what it means to our business.” The email also explained that Raytheon’s program managers, which included Raytheon Employees 1-4, were “responsible for implementing processes to identify and report payments or agreements to pay” subject to Part 130 disclosure requirements. The email directed all recipients to read and acknowledge their understanding of Raytheon’s Part 130 Policy.
83.On or about September 20, 2016, Raytheon export compliance personnel sent an email to Raytheon Employees 1 and 2 with an invitation to attend an “IDS Part 130 Face to Face” training. The email explained, “Export/Import excellence is critical to IDS business growth. Part 130 compliance is essential to that, and as a business we need to continue to focus in this area.” The email also noted that the training would include the “Background/History of Part 130 Requirements” and an overview of Raytheon’s policies in the area.

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Concealment of the Bribes in the Part 130 Reporting Process

Raytheon’s Part 130 Reporting Process

84.During the relevant period, Raytheon employed various procedures for compliance with Part 130 reporting. These procedures relied on employee disclosure of any known reportable payments to compliance personnel.
85.First, as noted above, prior to Raytheon’s onboarding of any third party as a subcontractor, Raytheon conducted a due diligence process that required employee and third-party input. This due diligence process was the predominant way in which the Company vetted subcontractors to identify potential anticorruption risks, including the risk that a subcontractor may pay bribes that also would implicate ITAR Part 130 reporting requirements.
86.Second, in conjunction with the submission of a license application to DDTC, export compliance officials required employees involved in the underlying contract to review the license application for accuracy and identify Part 130 reportable payments.
87.Third, after a contract subject to the ITAR was signed, Raytheon’s Part 130 Policy required either contract management personnel or, beginning in or around April 2014, program management personnel, to collect information about potentially reportable payments for disclosure to DDTC. Because, as noted, ITAR Part 130 also requires applicants for defense contract licenses to disclose commissions, fees or political contributions made by any “vendors” or subcontractors on a defense contract, 22 C.F.R. §§ 130.8, 130.9, Raytheon’s Part 130 Policy further required Raytheon employees to obtain an “IN-009” from subcontractors. That form required subcontractors to disclose whether they had paid any commissions, fees or political contributions to another third party in connection with the subcontract.

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88.Fourth, following the approval of a license application by DDTC, Raytheon export compliance personnel implemented a “Program Export/Import Control Plan” (“PEICP”) for the approved license.    The PEICP provided key stakeholders on the contract, including program managers, contract managers, technical directors, and engineers, with a compliance briefing on all conditions of the export authorization, including ongoing Part 130 reporting obligations.
Employees’ Willful Failure to Disclose the Bribes
89.In all stages of Raytheon’s export compliance process, Raytheon employees had an obligation to identify any potential violations of export laws and regulations, including any potential payments that should be disclosed under ITAR Part 130. Nevertheless, and despite their awareness of Part 130’s reporting requirements, Raytheon Employees 1-4 concealed the bribery scheme during this process.
90.Raytheon’s due diligence process provided the first mechanism for the Company to screen for the risk of potential corrupt payments to third party subcontractors that would also be reportable under Part 130. Between in or around 2012 and 2015, Raytheon employees, including Raytheon Employee 3, not only evaded that process to assist the Qatari Entities with passing Raytheon’s due diligence, including as described above in paragraphs 28 and 46-47, but they also failed to disclose the bribes paid in connection with the First and Second Qatar Additions as required under Part 130.
91.Raytheon employees also concealed the bribe payments at several other stages of the Part 130 reporting and compliance process for the First and Second Qatar Additions.
92.Between in or around January 2013 and May 2013, Raytheon Employees 1, 3, and 4 corresponded with export compliance personnel about applying for the License that would encompass both additions. During the same period, Raytheon’s export compliance personnel

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solicited information about the additions, including any potentially reportable Part 130 payments, from key stakeholders in the contracts, including Raytheon Employees 1, 3, and 4. Raytheon’s export compliance personnel also circulated a draft license application with a Part 130 certification to key stakeholders, including Raytheon Employees 3 and 4. At no point during their involvement in the preparation of the License Application did Raytheon Employees 1, 3, or 4 disclose the anticipated bribes to the Foreign Official 1.
93.On or about May 29, 2013, a Raytheon empowered official, as defined in 22 C.F.R.
§ 120.25, submitted the License Application for the First Qatar Addition and Second Qatar Addition, based in part on the input of Raytheon Employees 1, 3, and 4. Unbeknownst to the empowered official, the License Application contained the following false certification of compliance with Part 130: “This transaction meets the requirements of 22 C.F.R. 130.2. The applicant or its vendors have not paid, nor offered, nor agreed to pay, in respect of any sale for which a license or approval is requested, political contributions, fees or commissions in amounts specified in 22 CFR 130.9(a).”
94.In or around June 2013, pursuant to Raytheon’s Part 130 Policy, the contracts manager for the First Qatar Addition emailed several Raytheon employees soliciting information about payments that must be disclosed under Part 130. The email attached forms containing explicit references to Raytheon’s obligation to report fees, commissions, or political contributions paid to third parties in connection with defense contracts as well as Raytheon’s Part 130 Policy. Raytheon Employee 3 was copied. He did not, however, disclose the intended bribe payments to Foreign Official 1 with respect to either the First or Second Qatar Additions.
95.On or about July 8, 2013, DDTC approved with provisos the License Application for the First and Second Qatar Additions. A few days later, Raytheon’s empowered official sent

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the approved application to the contract additions’ key stakeholders, including Raytheon Employees 3 and 4. The empowered official requested that they acknowledge, understand, and accept the approval and provisos. Both Raytheon Employees 3 and 4 did so without disclosing intended bribe payments to Foreign Official 1.
96.On or about September 12, 2013, Raytheon Employee 3 signed an internal Raytheon form that documented certain fees or commission payments tied to the First Qatar Addition. The form identified an unrelated Qatar country representative as the recipient of fees or commissions, but not Foreign Official 1.
97.In or around February 2014, the First Qatar Addition’s contract manager corresponded with Raytheon export compliance personnel concerning whether there were any fees, commissions or political contributions that were reportable under Part 130 for the First and Second Qatar Additions. Relying on input from other Raytheon employees, including Raytheon Employees 3 and 4, the contract manager affirmed that, to the best of his knowledge, there were no such fees, commissions or contributions to report.
98.On or about May 1, 2014, Raytheon Employees 3 and 4 received a PEICP plan for the License. They were instructed to “[r]eview the enclosed briefing in its entirety.” Among other provisions, the PEICP briefing:
a.directed the “Agreement Owner,” identified as Raytheon Employee 3, to “make this PEICP available to each member of the team (stakeholders) and ensure all team members have a complete understanding of the scope, limitations and provisos, and PEICP requirements”;
b.affirmed that the License “meets Part 130 [requirements],” but further stated, falsely, “that no commissions/fees [were] offered/paid”;

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c.made clear that “[a]ll personnel are responsible for ensuring compliance under the export authorization, and reporting any potential non-compliance to Ex/Im Ops or the Legal Department immediately”; and
d.warned that “[v]iolations of export control laws can result in business fines and penalties, possible loss of export privileges, . . . any/or employee termination and imprisonment. Any employee who has reason to believe that an export violation has occurred, or may occur . . . must promptly report this information to Export/Import Operations, Legal or the Ethics Office.”
99.On or about May 14, 2014, Raytheon Employees 3 and 4 signed the PEICP Briefing without disclosing the intended bribes to Foreign Official 1.
100.In or around February and March 2016, pursuant to its Part 130 Policy, Raytheon made efforts to obtain a signed IN-009 form from Qatari Sub 2 before finalizing the subcontract for the sham studies. On or about February 17, 2016, a Raytheon employee reported to Raytheon Employees 1 and 2 that they had asked Qatari Sub 2 to submit “the FCPA document (IN-009) and the Ts and Cs.”
101.On or about March 1, 2016, a Raytheon employee again asked Qatari Sub 2 to return a signed IN-009 form, among other requests, but did not receive a response. Raytheon employees then corresponded internally about the lack of response, with one employee noting, “[Qatari Sub 2] must sign and return IN-009, International Traffic in Arms Regulations (ITAR) Certificate—Reporting of Political Contributions, Fees or Commissions (ITAR Part 130).” This correspondence was forwarded to Raytheon Employee 2, who was asked to “make a call to these guys” to “ask them to respond!” Raytheon Employee 2 confirmed that they would call Qatari Sub 2 directly. A few days later, Raytheon received a signed IN-009 form. Qatari Sub 2 falsely certified

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that it had not “directly or indirectly paid, or offered or agreed to pay political contributions, fees or commissions” with respect to the subcontract, when in fact, as noted, the money it would receive was to be funneled, in whole or in part, to Foreign Official 1. At no point while facilitating the submission of the false IN-009 form did Raytheon Employee 2 disclose the intended bribes to Foreign Official 1 as reportable Part 130 payments.
* * * *

102.As a result of the ITAR Part 130 scheme, Raytheon earned approximately $13,690,531.20 in profits from the First and Second Qatar Additions.

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ATTACHMENT B

CERTIFICATE OF CORPORATE RESOLUTIONS
FOR RAYTHEON COMPANY

WHEREAS, Raytheon Company (the “Company”) has been engaged in discussions with the United States Department of Justice, Criminal Division, Fraud Section (“Fraud Section”) and National Security Division, Counterintelligence and Export Control Section (“CES”), and the U.S. Attorney’s Office for the Eastern District of New York (“EDNY”) (together, the “Offices”) regarding issues arising in relation to certain improper payments to foreign officials to facilitate the award of contracts and assist in obtaining business for the Company;
WHEREAS, the Company has been engaged in discussions with the Offices regarding the reporting of fees, commissions, and political contributions in connection with authorizations for transfers under the International Traffic in Arms Regulations (“ITAR”); and
WHEREAS, in order to resolve such discussions, it is proposed that the Company enter into a certain agreement with the Offices; and
WHEREAS, the Company’s General Counsel, Christopher McDavid, together with outside counsel for the Company, have advised the Board of Directors of the Company of its rights, possible defenses, the Sentencing Guidelines’ provisions, and the consequences of entering into such agreement with the Offices;
Therefore, the Board of Directors has RESOLVED that:
1.The Company (a) acknowledges the filing of the two-count Information charging the Company with one count of conspiracy to commit an offense against the United States, in violation of Title 18, United States Code, Section 371, that is, to violate the anti-bribery provisions of the Foreign Corrupt Practices Act of 1977 (“FCPA”), as amended, Title 15, United States Code,

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Section 78dd-1 and one count of conspiracy to commit an offense against the United States, in violation of Title 18, United States Code, Section 371, that is, to violate the Arms Export Control Act (“AECA”), 22 U.S.C. § 2778 et seq., and Part 130 of its implementing regulations, the International Traffic in Arms Regulations (“ITAR”), 22 C.F.R. §§ 120-130; (b) waives indictment on such charges and enters into a deferred prosecution agreement with the Offices; and (c) agrees to accept a monetary penalty against the Company totaling $252,304,850, and to pay such penalty to the United States Treasury with respect to the conduct described in the Information; and (d) agrees to pay $36,696,068 in forfeiture as instructed by the Offices with respect to the conduct described in the Information.
2.The Company accepts the terms and conditions of this Agreement, including, but not limited to, (a) a knowing waiver of its rights to a speedy trial pursuant to the Sixth Amendment to the United States Constitution, Title 18, United States Code, Section 3161, and Federal Rule of Criminal Procedure 48(b); and (b) a knowing waiver for purposes of this Agreement and any charges by the United States arising out of the conduct described in the attached Statement of Facts of any objection with respect to venue and consents to the filing of the Information, as provided under the terms of this Agreement, in the United States District Court for the Eastern District of New York; and (c) a knowing waiver of any defenses based on the statute of limitations for any prosecution relating to the conduct described in the attached Statement of Facts or relating to conduct known to the Offices prior to the date on which this Agreement was signed that is not time-barred by the applicable statute of limitations on the date of the signing of this Agreement;
3.The General Counsel of Company, Christopher McDavid, is hereby authorized, empowered and directed, on behalf of the Company, to execute the Deferred Prosecution

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Agreement substantially in such form as reviewed by this Board of Directors at this meeting with such changes as the General Counsel of Company, Christopher McDavid, may approve;
4.The General Counsel of Company, Christopher McDavid, is hereby authorized, empowered and directed to take any and all actions as may be necessary or appropriate and to approve the forms, terms or provisions of any agreement or other documents as may be necessary• or appropriate, to carry out and effectuate the purpose and intent of the foregoing resolutions; and to delegate in writing to one or more officers or employees of the Company the authority to approve the forms, terms and provisions of, and to execute, any such agreements or documents; and
5.All of the actions of the General Counsel of Company, Christopher McDavid,
which actions would have been authorized by the foregoing resolutions except that such actions were taken prior to the adoption of such resolutions, are hereby severally ratified, confirmed, approved, and adopted as actions on behalf of the Company.
Date:    October 9, 2024

By:	/s/ CHRISTOPHER MCDAVID
Corporate Secretary
Raytheon Company

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CERTIFICATE OF CORPORATE RESOLUTIONS
FOR RTX CORPORATION

WHEREAS, RTX Corporation (“RTX”) has been engaged in discussions with the United States Department of Justice, Criminal Division, Fraud Section (“Fraud Section”) and National Security Division, Counterintelligence and Export Control Section (“CES”), and the U.S. Attorney’s Office for the Eastern District of New York (“EDNY”) (together, the “Offices”) regarding issues arising in relation to certain improper payments to foreign officials to facilitate the award of contracts and assist in obtaining business for Raytheon Company (the “Company”); WHEREAS, RTX has been engaged in discussions with the Offices regarding the Company’s reporting of fees, commissions, and political contributions in connection with authorizations for transfers under the International Traffic in Arms Regulations (“ITAR”); and WHEREAS, in order to resolve such discussions, it is proposed that RTX (on behalf of itself and the Company) agrees to certain terms and obligations of a deferred prosecution agreement between the Company and the Offices; and
WHEREAS, RTX’s General Counsel, Ramsaran Maharajh, together with outside counsel for RTX, have advised the Board of Directors of RTX of its rights, possible defenses, the Sentencing Guidelines’ provisions, and the consequences of agreeing to such terms and obligations of the Agreement between the Company and the Offices;
Therefore, the Board of Directors has RESOLVED that:
1.RTX (a) acknowledges the filing of the two-count Information charging the Company with one count of conspiracy to commit an offense against the United States, in violation of Title 18, United States Code, Section 371, that is, to violate the anti-bribery provisions of the Foreign Corrupt Practices Act of 1977 (“FCPA”), as amended, Title 15, United States Code,

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Section 78dd-1 and one count of conspiracy to commit an offense against the United States, in violation of Title 18, United States Code, Section 371, that is, to violate the Arms Export Control Act (“AECA”), 22 U.S.C. § 2778 et seq., and Part 130 of its implementing regulations, the International Traffic in Arms Regulations (“ITAR”), §§ 120-130; (b) undertakes certain obligations under the Agreement between the Company and the Offices; (c) agrees to accept a monetary penalty against the Company totaling $252,304,850 and to pay such penalty to the United States Treasury with respect to the conduct described in the Information if the Company does not pay such monetary penalty within the time period specified in the Agreement; and (d) agrees that the Company must pay $36,696,068 in forfeiture with respect to the conduct described in the Information and agrees to pay such forfeiture as instructed by the Offices if the Company does not pay such forfeiture within the time period specified in the Agreement;
2.RTX accepts the terms and conditions of this Agreement, including, but not limited to, (a) a knowing waiver of the Company’s rights to a speedy trial pursuant to the Sixth Amendment to the United States Constitution, Title 18, United States Code, Section 3161, and Federal Rule of Criminal Procedure 48(b); and (b) a knowing waiver for purposes of this Agreement and any charges by the United States arising out of the conduct described in the attached Statement of Facts of any objection with respect to venue and consents to the filing of the Information against the Company, as provided under the terms of this Agreement, in the United States District Court for the Eastern District of New York; and (c) a knowing waiver of any defenses based on the statute of limitations for any prosecution relating to the conduct described in the attached Statement of Facts or relating to conduct known to the Offices prior to the date on

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which this Agreement was signed that is not time-barred by the applicable statute of limitations on the date of the signing of this Agreement;
3.The General Counsel of RTX. Ramsaran Maharajh. is hereby authorized. empowered and directed. on behalf of RTX to agree to certain terms and obligations of the Agreement substantially in such form as reviewed by this Board of Directors at this meeting with such changes as the General Counsel of RTX, Ramsaran Maharajh, may approve;
4.The General Counsel of RTX, Ramsaran Maharajh, is hereby authorized, empowered and directed to take any and all actions as may be necessary or appropriate and to approve the forms, terms or provisions of any agreement or other documents as may be necessary or appropriate, to carry out and effectuate the purpose and intent of the foregoing resolutions; and to delegate in writing to one or more officers or employees of the Company the authority to approve the forms. terms and provisions of, and to execute, any such agreements or documents; and
5.All of the actions of the General Counsel of RTX, Ramsaran Maharajh, which actions would have been authorized by the foregoing resolutions except that such actions were taken prior to the adoption of such resolutions, are hereby severally ratified, confirmed, approved, and adopted as actions on behalf of the RTX.
Date:    October 9, 2024

By:	/s/ EDWARD G. PERRAULT
Corporate Secretary
RTX Corporation

ATTACHMENT C
CORPORATE COMPLIANCE PROGRAM

In order to address any deficiencies in its internal controls, compliance code, policies, and procedures regarding compliance with the Foreign Corrupt Practices Act (“FCPA”), 15 U.S.C. §§ 78dd-1, et seq., and Part 130 of the International Traffic in Arms Regulations (“ITAR”), 22 C.F.R. § 130, as authorized by the Arms Export Control Act (“AECA”), 22 U.S.C. § 2778 et seq., and other applicable anti-corruption laws, Raytheon Company (the “Company”) and its corporate parent, RTX Corporation (“RTX”) agree to continue to conduct, in a manner consistent with all of their obligations under this Agreement, appropriate reviews of the Company’s existing internal controls, policies, and procedures.
Where necessary and appropriate, RTX or the Company agrees to modify the Company’s compliance program, including internal controls, compliance policies, and procedures in order to ensure that it maintains: (a) an effective system of internal accounting controls designed to ensure the making and keeping of fair and accurate books, records, and accounts; and (b) a rigorous compliance program that incorporates relevant internal accounting controls, as well as policies and procedures designed to effectively detect and deter violations of the FCPA, Part 130 of the ITAR, and other applicable anti-corruption laws. At a minimum, this should include, but not be limited to, the following elements to the extent they are not already part of the Company’s existing internal controls, compliance code, policies, and procedures:
Commitment to Compliance

1.The Company will ensure that its directors and senior management provide strong, explicit, and visible support and commitment to compliance with its corporate policy against

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violations of the FCPA, Part 130 of the ITAR, and other applicable anti-corruption laws (collectively, the “anti-corruption laws”), its compliance policies, and the Code of Conduct, and demonstrate rigorous support for compliance principles via their actions and words.
2.The Company will ensure that mid-level management throughout its organization reinforce leadership’s commitment to compliance policies and principles and encourage employees to abide by them. The Company will create and foster a culture of ethics and compliance with the law in their day-to-day operations at all levels of the Company.
Periodic Risk Assessment and Review

3.The Company will implement a risk management process to identify, analyze, and address the individual circumstances of the Company, in particular the foreign bribery and ITAR Part 130 risks facing the Company.
4.On the basis of its periodic risk assessment, the Company shall take appropriate steps to design, implement, or modify each element of its compliance program to reduce the risk of violations of anti-corruption laws and ITAR Part 130, its compliance policies, and the Code of Conduct.
Policies and Procedures
5.The Company will develop and promulgate a clearly articulated and visible corporate policy against violations of anti-corruption laws and ITAR Part 130, which shall be memorialized in a written compliance policy or policies.
6.The Company will develop and promulgate compliance policies and procedures designed to reduce the prospect of violations of anti-corruption laws and ITAR Part 130, and the Company’s compliance policies and the Code of Conduct, and the Company will take appropriate

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measures to encourage and support the observance of ethics and compliance policies and procedures against violation of anti-corruption laws and ITAR Part 130 by personnel at all levels of the Company. These anti-corruption and ITAR Part 130 policies and procedures shall apply to all directors, officers, and employees and, where necessary and appropriate, outside parties acting on behalf of the Company in a foreign jurisdiction, including all agents and business partners. The Company shall notify all employees that compliance with the policies and procedures is the duty of individuals at all levels of the Company. Such policies and procedures shall address:
a.gifts;

b.hospitality, entertainment, and expenses;

c.customer travel;

d.political contributions;

e.charitable donations and sponsorships;

f.facilitation payments;

g.solicitation and extortion; and

h.fees and commissions under ITAR Part 130.

7.The Company will ensure that it has a system of financial and accounting procedures, including a system of internal controls, reasonably designed to ensure the maintenance of fair and accurate books, records, and accounts. This system should be designed to provide reasonable assurances that:
a.transactions are executed in accordance with management’s general or specific authorization;

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b.transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles or any other criteria applicable to such statements, and to maintain accountability for assets;
c.access to assets is permitted only in accordance with management’s general or specific authorization; and
d.the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences.
8.The Company shall review its anti-corruption and ITAR Part 130 compliance policies and procedures as necessary to address changing and emerging risks and update them as appropriate to ensure their continued effectiveness, taking into account relevant developments in the field and evolving international and industry standards.
Independent, Autonomous, and Empowered Oversight

9.The Company will assign responsibility to one or more senior corporate executives of the Company for the implementation and oversight of the Company’s anti-corruption and associated ITAR Part 130 compliance policies and procedures. Such corporate official(s) shall have the authority to report directly to independent monitoring bodies, including internal audit, RTX’s Board of Directors, or any appropriate committee of RTX’s Board of Directors, and shall have an adequate level of autonomy from management as well as sufficient resources, authority, and support from senior leadership to maintain such autonomy.
Training and Guidance

10.The Company will implement mechanisms designed to ensure that the Code of Conduct and anti-corruption and ITAR Part 130 compliance policies and procedures are

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effectively communicated to all directors, officers, employees, and, where necessary and appropriate, agents and business partners. These mechanisms shall include: (a) periodic training for all directors and officers, all employees in positions of leadership or trust, positions that require such training (e.g., internal audit, sales, legal, compliance, finance), or positions that otherwise pose an anticorruption or associated Part 130 risk to the Company, and, where necessary and appropriate, agents and business partners; (b) corresponding certifications by all such directors, officers, employees and agents and business partners, certifying compliance with the training requirements; and (c) metrics for measuring knowledge retention and effectiveness of the training. The Company will conduct training in a manner tailored to the audience’s size, sophistication, or subject matter expertise and, where appropriate, will discuss prior compliance incidents.
11.The Company will maintain, or where necessary establish, an effective system for providing guidance and advice to directors, officers, employees, and, where necessary and appropriate, agents and business partners, on complying with the Company’s anti-corruption and associated Part 130 compliance policies and procedures, including when they need advice on an urgent basis or in any foreign jurisdiction in which the Company operates.
Confidential Reporting Structure and Investigation of Misconduct
12.The Company will maintain, or where necessary establish, an effective system for internal and, where possible, confidential reporting by, and protection of, directors, officers, employees, and, where appropriate, agents and business partners concerning violations of the Code of Conduct or anti-corruption compliance policies and procedures and protection of directors, officers, employees, and, where appropriate, agents and business partners who make such reports. To ensure effectiveness, the Company commits to following applicable anti-

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retaliation and whistleblower protection laws, and to appropriately training employees on such laws.
13.The Company will maintain, or where necessary establish, an effective and reliable process with sufficient resources for responding to, investigating, and documenting allegations of violations of anti-corruption laws and associated Part 130 violations, or the Company’s anti- corruption and associated Part 130 compliance policies and procedures.
Compensation Structures and Consequence Management

14.The Company will implement clear mechanisms to incentivize behavior amongst all directors, officers, employees, and, where necessary and appropriate, parties acting on behalf of the Company that comply with its corporate policy against violations of the anti-corruption laws and associated Part 130 violations, its compliance policies, and the Code of Conduct. These incentives shall include, but shall not be limited to, the implementation of criteria related to compliance in the Company’s compensation and bonus system.
15.The Company will institute appropriate disciplinary procedures to address, among other things, violations of anti-corruption laws and associated Part 130 violations, and the Code of Conduct and compliance policies and procedures by the Company’s directors, officers, and employees. Such procedures should be applied consistently and fairly, regardless of the position held by, or perceived importance of, the director, officer, or employee. The Company shall implement procedures to ensure that where misconduct is discovered, reasonable steps are taken to remedy the harm resulting from such misconduct, and to ensure that appropriate steps are taken to prevent further similar misconduct, including assessing the internal controls, Code of Conduct,

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and compliance policies and procedures and making modifications necessary to ensure the overall anti-corruption and associated Part 130 compliance program is effective.
Third-Party Management

16.The Company will institute appropriate risk-based due diligence and compliance requirements pertaining to the retention and oversight of all agents and business partners, including:
a.properly documenting due diligence pertaining to the hiring and appropriate and regular oversight of agents and business partners;
b.informing agents and business partners of the Company’s commitment to abiding by anti-corruption laws and Part 130, and of the Code of Conduct and anti-corruption and associated Part 130 compliance policies and procedures; and
c.seeking a reciprocal commitment from agents and business partners.

17.The Company will understand and record the business rationale for using a third party in a transaction, and will conduct adequate due diligence with respect to the risks posed by a third-party partner such as a third-party partner’s reputations and relationships, if any, with foreign officials. The Company will ensure that contract terms with third parties specifically describe the services to be performed, that the third party is actually performing the described work, that its compensation is commensurate with the work being provided in that industry and geographical region, and that Part 130 reporting is completed for any fees or commissions paid to a third party that meet the reporting threshold. The Company will engage in ongoing monitoring and risk management of third-party relationships through updated due diligence, training, audits, and/or annual compliance certifications by the third party.

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18.Where necessary and appropriate, the Company will include standard provisions in agreements, contracts, and renewals thereof with all agents and business partners that are reasonably calculated to prevent violations of the anti-corruption laws and associated Part 130 violations, which may, depending upon the circumstances, include: (a) anti-corruption and Part 130 representations and undertakings relating to compliance with the anti-corruption laws and Part 130; (b) rights to conduct audits of the books and records of the agent or business partner to ensure compliance with the foregoing; and (c) rights to terminate an agent or business partner as a result of any breach of the anti-corruption laws and associated Part 130 violations, the Code of Conduct or compliance policies, or procedures, or the representations and undertakings related to such matters.
Mergers and Acquisitions

19.The Company will develop and implement policies and procedures for mergers and acquisitions requiring that the Company conduct appropriate risk-based due diligence on potential new business entities, including appropriate anti-corruption and Part 130 due diligence by legal, accounting, and compliance personnel.
20.The Company will ensure that the Code of Conduct and compliance policies and procedures regarding anti-corruption laws and Part 130 apply as quickly as is practicable to newly acquired businesses or entities merged with the Company and will promptly:
a.train the directors, officers, employees, agents, and business partners consistent with Paragraph 10 above on anti-corruption laws and Part 130, and the Company’s compliance policies and procedures regarding the same;

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b.where warranted, conduct an FCPA-specific or Part 130 of the ITAR- specific audit of all newly acquired or merged businesses as quickly as practicable;
c.where warranted, establish a plan to integrate the acquired businesses or entities into the Company’s enterprise resource planning systems as quickly as practicable.
Monitoring and Testing

21.The Company will conduct periodic reviews and testing of all elements of its compliance program to evaluate and improve their effectiveness in preventing and detecting violations of anti-corruption laws and associated Part 130 violations, and the Code of Conduct and anti-corruption and associated Part 130 compliance policies and procedures, taking into account relevant developments in the field and evolving international and industry standards.
22.The Company will ensure that the testing or audit function is accountable to senior management, is independent of the audited activities and functions, and has sufficient authority, skills, expertise, resources, and authority within the organization.
23.The Company will ensure that compliance and control personnel have sufficient direct or indirect access to relevant sources of data to allow for timely and effective monitoring and/or testing of transactions.
Analysis and Remediation of Misconduct
24.The Company will conduct a root cause analysis of misconduct, including prior misconduct, to identify any systemic issues and/or any control failures. The Company will timely and appropriately remediate the root causes of misconduct. The Company will ensure that root causes, including systemic issues and controls failures, and relevant remediation are shared with management as appropriate.

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ATTACHMENT D
INDEPENDENT COMPLIANCE MONITOR

The duties and authority of the Independent Compliance Monitor (the “Monitor”), and the obligations of Raytheon Company (the “Company”), on behalf of itself and its subsidiaries and affiliates, and RTX Corporation (“RTX”) (together, the “Companies”), with respect to the Monitor, United States Department of Justice, Criminal Division, Fraud Section (the “Fraud Section”) and National Security Division, Counterintelligence and Export Control Section (“CES”), and the United States Attorney’s Office for the Eastern District of New York (the “EDNY”) (together, the “Offices”) are as described below:
1.The Company will retain the Monitor for a period of three years (the “Term of the Monitorship”), unless either the extension or early termination provision of Paragraph 3 of the Deferred Prosecution Agreement (the “Agreement”) is triggered.
Monitor’s Mandate

2.The Monitor’s primary responsibility is to assess and monitor the Companies’ compliance with the terms of the Agreement, including the Corporate Compliance Program in Attachment C, to specifically address and reduce the risk of any recurrence of the Company’s misconduct. The Monitor’s mandate does not extend to the subsidiaries, affiliates, divisions, or businesses of RTX other than the Company and the Company’s subsidiaries and affiliates. During the Term of the Monitorship, the Monitor will evaluate, in the manner set forth below, the effectiveness of the internal accounting controls, record-keeping, and financial reporting and compliance policies and procedures of the Company as they relate to the Company’s current and ongoing compliance with the Foreign Corrupt Practices Act (“FCPA”), 15 U.S.C. §§ 78dd-1, et seq., and Part 130 of the International Traffic in Arms Regulations (“ITAR”), 22 C.F.R. §130, as

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authorized by the Arms Export Control Act (“AECA”), 22 U.S.C. § 2778 et seq., and other applicable anti-corruption laws, and take such reasonable steps as, in his or her view, may be necessary to fulfill the foregoing mandate (the “Mandate”). The Mandate with respect to Part 130 of the ITAR shall be to be evaluate the effectiveness of the coordination and information-sharing between the company’s anti-corruption and global trade compliance programs to ensure accurate reporting of third-party payments under Part 130, including the effectiveness of the Company’s anti-corruption compliance program in ensuring that information relevant to Part 130 reporting is provided to Company personnel responsible for Part 130 reporting. This Mandate shall include an assessment of RTX’s and the Company’s Boards of Directors’ and senior management’s commitment to, and effective implementation of, the corporate compliance program described in Attachment C of the Agreement.
Companies’ Obligations

3.The Companies shall cooperate fully with the Monitor, and the Monitor shall have the authority to take such reasonable steps as, in his or her view, may be necessary to be fully informed about the Company’s compliance program in accordance with the principles set forth herein and subject to applicable law, including applicable national security, data protection, and labor laws and regulations. To that end, the Companies shall: facilitate the Monitor’s access to the Companies’ documents and resources; not limit such access, except as provided in Paragraphs 5- 6; and provide guidance on applicable local law (such as relevant data protection and labor laws). The Companies shall provide the Monitor with access to all information, documents, records, facilities, and employees, as reasonably requested by the Monitor, that fall within the scope of the Mandate of the Monitor under the Agreement. The Companies shall use their best efforts to provide the Monitor with access to the Companies’ former employees and to third-party vendors,

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agents, and consultants (collectively, “agents and business partners”), as reasonably requested by the Monitor, that fall within the scope of the Mandate of the Monitor under the Agreement. The Company shall inform agents and business partners of this obligation. Fees and costs associated with the Monitorship shall be expressly unallowable costs for Government contract accounting purposes.
4.Any disclosure by the Companies to the Monitor concerning potential violations of
U.S. anti-corruption or export control laws made by or at the Company shall not relieve the Companies of any otherwise applicable obligation to truthfully disclose such matters to the Offices, pursuant to the Agreement.
Withholding Access

5.The parties agree that no attorney-client relationship shall be formed between the Companies and the Monitor. In the event that the Companies seek to withhold from the Monitor access to information, documents, records, facilities, or current or former employees of the Companies that may be subject to a claim of attorney-client privilege or to the attorney work- product doctrine, or where the Companies reasonably believe production would otherwise be inconsistent with applicable law, the Companies shall work cooperatively with the Monitor to resolve the matter to the satisfaction of the Monitor.
6.If the matter cannot be resolved, at the request of the Monitor, the Companies shall promptly provide written notice to the Monitor and the Offices. Such notice shall include a general description of the nature of the information, documents, records, facilities, or current or former employees that are being withheld, as well as the legal basis for withholding access. The Offices may then consider whether to make a further request for access to such information, documents,

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records, facilities, or employees. Any such request would be made pursuant to the cooperation provisions set forth in Paragraph 5 of the Agreement.
Monitor’s Coordination with the
Companies and Review Methodology

7.In carrying out the Mandate, to the extent appropriate under the circumstances, the Monitor should coordinate with the Companies’ personnel, including in-house counsel, compliance personnel, and internal auditors, on an ongoing basis. The Monitor may rely on the product of the Companies’ processes, such as the results of studies, reviews, sampling and testing methodologies, audits, and analyses conducted by or on behalf of the Companies, as well as the Companies’ internal resources (e.g., legal, compliance, and internal audit), which can assist the Monitor in carrying out the Mandate through increased efficiency and Company/RTX-specific expertise, provided that the Monitor has confidence in the quality of those resources.
8.The Monitor’s reviews should use a risk-based approach, and thus, the Monitor is not expected to conduct a comprehensive review of all business lines, all business activities, or all markets. In carrying out the Mandate, the Monitor should consider, for instance, risks presented by: (a) the countries and industries in which the Company operates and where their customers are located; (b) the nature of the Company’s customers and business partners; (c) current and future business opportunities and transactions; (d) current and potential agents and business partners, and the business rationale for such relationships; (e) the Company’s gifts, travel, and entertainment interactions with foreign officials; (f) the Company’s involvement with foreign officials, including the amount of foreign government regulation and oversight of the Company in conducting its business affairs, such as licensing and permitting; and (g) the Company’s exposure to customs and immigration issues in conducting its business affairs.

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9.In undertaking the reviews to carry out the Mandate, the Monitor shall formulate conclusions based on, among other things: (a) inspection of relevant documents, including the Companies’ current policies and procedures governing compliance with the FCPA, ITAR Part 130, and other applicable anti-corruption laws; (b) on-site observation of selected systems and procedures of the Company at sample sites, including internal accounting controls, record-keeping, internal audit procedures, and Part 130 procedures; (c) meetings with, and interviews of, relevant current and, where appropriate, former directors, officers, employees, business partners, agents, and other persons at mutually convenient times and places; and (d) analyses, studies, and testing of the Company’s compliance program.
Monitor’s Written Work Plans

10.To carry out the Mandate, during the Term of the Monitorship, the Monitor shall conduct an initial (“first”) review and prepare a first report, followed by at least two follow-up reviews and reports as described in Paragraphs 16-19 below. With respect to the first report, after consultation with the Companies and the Offices, the Monitor shall prepare the first written work plan within sixty (60) calendar days of being retained, and the Companies and the Offices shall provide comments within thirty (30) calendar days after receipt of the written work plan. With respect to each follow-up report, after consultation with the Companies and the Offices, the Monitor shall prepare a written work plan at least thirty (30) calendar days prior to commencing a review, and the Companies and the Offices shall provide comments within twenty (20) calendar days after receipt of the written work plan. Any disputes between the Companies and the Monitor with respect to any written work plan shall be decided by the Offices in their sole discretion.
11.All written work plans shall identify with reasonable specificity the activities the Monitor plans to undertake in execution of the Mandate, including a written request for documents.

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The Monitor’s work plan for the first review shall include such steps as are reasonably necessary to conduct an effective first review in accordance with the Mandate, including by developing an understanding, to the extent the Monitor deems appropriate, of the facts and circumstances surrounding any violations that may have occurred before the date of the Agreement. In developing such understanding, the Monitor is to rely, to the extent possible, on available information and documents provided by the Companies. It is not intended that the Monitor will conduct his or her own inquiry into the historical events that gave rise to the Agreement.
First Review

12.The first review shall commence no later than one hundred twenty (120) calendar days from the date of the engagement of the Monitor (unless otherwise agreed by the Companies, the Monitor, and the Offices). The Monitor shall issue a written report within one hundred fifty calendar (150) days of commencing the first review, setting forth the Monitor’s assessment and, if necessary, making recommendations reasonably designed to improve the effectiveness of the Company’s program for ensuring compliance with the FCPA, Part 130 of the ITAR, and other applicable anti-corruption laws. The Monitor should consult with the Companies concerning his or her findings and recommendations on an ongoing basis and should consider the Companies’ comments and input to the extent the Monitor deems appropriate. The Monitor may also choose to share a draft of his or her reports with the Companies prior to finalizing them. The Monitor’s reports need not recite or describe comprehensively the Company’s history or compliance policies, procedures and practices. Rather, the reports should focus on areas the Monitor has identified as requiring recommendations for improvement or which the Monitor otherwise concludes merit particular attention. The Monitor shall provide the report to the Board of Directors of the Companies and contemporaneously transmit copies to:

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Deputy Chief – FCPA Unit Deputy Chief – CECP Unit
Criminal Division, Fraud Section
U.S. Department of Justice
1400 New York Avenue N.W.
Bond Building, Eleventh Floor
Washington, D.C. 20005

Chief, Business and Securities Fraud Section
United States Attorney’s Office for the Eastern District of New York
271-A Cadman Plaza East
Brooklyn, NY 11201

Chief and Deputy Chief Counsel for Corporate Enforcement
National Security Division
U.S. Department of Justice
Robert F. Kennedy Building
950 Pennsylvania Avenue N.W.
Washington, D.C. 20530

After consultation with the Companies, the Monitor may extend the time period for issuance of the first report for a brief period of time with prior written approval of the Offices.
13.Within one hundred fifty (150) calendar days after receiving the Monitor’s first report, the Companies shall adopt and implement all recommendations in the report. If the Companies consider any recommendations unduly burdensome, inconsistent with applicable law or regulation, impractical, excessively expensive, or otherwise inadvisable, they must notify the Monitor and the Offices of any such recommendations in writing within sixty (60) calendar days of receiving the report. The Companies need not adopt those recommendations within the one hundred fifty (150) calendar days of receiving the report but shall propose in writing to the Monitor and the Offices an alternative policy, procedure, or system designed to achieve the same objective or purpose. As to any recommendation on which the Companies and the Monitor do not agree, such parties shall attempt in good faith to reach an agreement within forty-five (45) calendar days after the Company or RTX serves the written notice.

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14.In the event the Companies and the Monitor are unable to agree on an acceptable alternative proposal, the Companies shall promptly consult with the Offices. The Offices may consider the Monitor’s recommendation and the Companies’ reasons for not adopting the recommendation in determining whether the Companies have fully complied with their obligations under the Agreement. Pending such determination, the Companies shall not be required to implement any contested recommendation(s).
15.With respect to any recommendation that the Monitor determines cannot reasonably be implemented within one hundred fifty (150) calendar days after receiving the report, the Monitor may extend the time period for implementation with prior written approval of the Offices.
Follow-Up Reviews

16.A follow-up review shall commence no later than one hundred and eighty (180) calendar days after the issuance of the first report (unless otherwise agreed by the Companies, the Monitor, and the Offices). The Monitor shall issue a written follow-up (“second”) report within one hundred twenty (120) calendar days of commencing the second review, setting forth the Monitor’s assessment and, if necessary, making recommendations in the same fashion as set forth in Paragraph 12 with respect to the first review. After consultation with the Companies, the Monitor may extend the time period for issuance of the second report for a brief period of time with prior written approval of the Offices.
17.Within one hundred twenty (120) calendar days after receiving the Monitor’s second report, the Companies shall adopt and implement all recommendations in the report, unless, within thirty (30) calendar days after receiving the report, the Companies notify in writing the Monitor and the Offices concerning any recommendations that the Companies consider unduly

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burdensome, inconsistent with applicable law or regulation, impractical, excessively expensive, or otherwise inadvisable. With respect to any such recommendation, the Companies need not adopt that recommendation within the one hundred twenty (120) calendar days of receiving the report but shall propose in writing to the Monitor and the Offices an alternative policy, procedure, or system designed to achieve the same objective or purpose. As to any recommendation on which the Companies and the Monitor do not agree, such parties shall attempt in good faith to reach an agreement within thirty (30) calendar days after the Companies serve the written notice.
18.In the event the Companies and the Monitor are unable to agree on an acceptable alternative proposal, the Companies shall promptly consult with the Offices. The Offices may consider the Monitor’s recommendation and the Companies’ reasons for not adopting the recommendation in determining whether the Companies have fully complied with their obligations under the Agreement. Pending such determination, the Companies shall not be required to implement any contested recommendation(s). With respect to any recommendation that the Monitor determines cannot reasonably be implemented within one hundred twenty (120) calendar days after receiving the report, the Monitor may extend the time period for implementation with prior written approval of the Offices.
19.The Monitor shall undertake a second follow-up (“third”) review not later than one hundred fifty (150) days after the issuance of the second report (unless otherwise agreed by the Companies, the Monitor, and the Offices). The Monitor shall issue a third report within one hundred and twenty (120) days of commencing the review, and recommendations shall follow the same procedures described in Paragraphs 16-18. Following the third review, the Monitor shall certify whether the Company’s Corporate Compliance Program, including its policies, procedures, and internal controls, is reasonably designed and implemented to prevent and detect violations of

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the FCPA, Part 130 of the ITAR, and other applicable anti-corruption laws. The final review and report shall be completed and delivered to the Offices no later than thirty (30) days before the end of the Term. If, by the third review, the Monitor assesses that the Company’s Corporate Compliance Program is not reasonably designed and implemented to prevent and detect violations of the FCPA, Part 130 of the ITAR, and other applicable anti-corruption laws, the Offices may, in their sole discretion, declare a breach or extension of the Agreement or the Monitorship.
Monitor’s Discovery of Potential or Actual Misconduct

20.(a)     Except as set forth below in sub-paragraphs (b), (c) and (d), should the Monitor discover during the course of his or her engagement that any director, officer, employee, agent, third-party vendor, or consultant of the Company may have engaged in unlawful activity in violation of the FCPA, Part 130 of the ITAR, or other applicable anti-corruption laws (“Potential Misconduct”), the Monitor shall immediately report the Potential Misconduct to RTX’s or the Company’s General Counsel, Chief Compliance Officer, and/or Audit Committee for further action, unless the Potential Misconduct was already so disclosed. The Monitor also may report Potential Misconduct to the Offices at any time, and shall report Potential Misconduct to the Offices when it requests the information.
(b)In some instances, the Monitor should immediately report Potential Misconduct directly to the Offices and not to the Company. The presence of any of the following factors militates in favor of reporting Potential Misconduct directly to the Offices and not to the Company, namely, where the Potential Misconduct: (1) poses a risk to U.S. national security, public health or safety or the environment; (2) involves senior management of the Company; (3) involves obstruction of justice; or (4) otherwise poses a substantial risk of harm.

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(c)If the Monitor believes that any Potential Misconduct has occurred or may constitute a criminal or regulatory violation (“Actual Misconduct”), the Monitor shall immediately report the Actual Misconduct to the Offices. When the Monitor discovers Actual Misconduct, the Monitor shall disclose the Actual Misconduct solely to the Offices, and, in such cases, disclosure of the Actual Misconduct to the General Counsel, Chief Compliance Officer, and/or the Audit Committee of the Company should occur as the Offices and the Monitor deem appropriate under the circumstances.
(d)The Monitor shall address in his or her reports the appropriateness of the Company’s response to disclosed Potential Misconduct or Actual Misconduct, whether previously disclosed to the Offices or not.
(e)Further, if the Companies or any entity or person working directly or indirectly for or on behalf of the Companies withholds information necessary for the performance of the Monitor’s responsibilities and the Monitor believes that such withholding is without just cause, the Monitor shall also immediately disclose that fact to the Offices and address the Companies’ failure to disclose the necessary information in his or her reports.
(f)Neither the Companies nor anyone acting on their behalf shall take any action to retaliate against the Monitor for any such disclosures or for any other reason.
Meetings During Pendency of Monitorship
21.The Monitor shall meet with the Offices within thirty (30) calendar days after providing each report to the Offices to discuss the report, to be followed by a meeting between the Offices, the Monitor, and the Companies.
22.At least annually, and more frequently if appropriate, representatives from the Companies and the Offices will meet to discuss the monitorship and any suggestions, comments,

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or improvements the Companies may wish to discuss with or propose to the Offices, including with respect to the scope or costs of the monitorship.
Contemplated Confidentiality of Monitor’s Reports

23.The reports will likely include proprietary, financial, confidential, and competitive business information. Moreover, public disclosure of the reports could discourage cooperation, or impede pending or potential government investigations and thus undermine the objectives of the monitorship. For these reasons, among others, the reports and the contents thereof are intended to remain and shall remain non-public, except as otherwise agreed to by the parties in writing, or except to the extent that the Offices determine in their sole discretion that disclosure would be in furtherance of the Offices’ discharge of their duties and responsibilities or is otherwise required by law.

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ATTACHMENT E
CERTIFICATION

To: United States Department of Justice
Criminal Division, Fraud Section
Attention: Chief of the Fraud Section

United States Department of Justice
National Security Division
Counterintelligence and Export Control Section
Attention: Chief of the Counterintelligence and Export Control Section

United States Attorney’s Office Eastern District of New York Attention: United States Attorney

Re:    Deferred Prosecution Agreement Disclosure Certification
The undersigned certify, pursuant to Paragraph 6 of the deferred prosecution agreement (“the Agreement”) filed on October 16, 2024, in the United States District Court for the Eastern District of New York, by and between the United States of America and Raytheon Company (the “Company”), that undersigned are aware of the Company’s disclosure obligations under Paragraph 6 of the Agreement, and that the Company has disclosed to the United States Department of Justice, Criminal Division, Fraud Section (the “Fraud Section”), National Security Division, Counterintelligence and Export Control Section (“CES”), and United States Attorney’s Office for the Eastern District of New York (collectively, the “Offices”) any and all evidence or allegations of conduct required pursuant to Paragraph 6 of the Agreement, which includes evidence or allegations of conduct that may constitute a violation of the FCPA anti-bribery or accounting provisions or the Foreign Extortion Prevention Act (“FEPA”) had the conduct occurred within the jurisdiction of the United States, as well as any non-frivolous evidence or allegation of conduct that may constitute a criminal violation of the Arms Export Control Act (“AECA”), 22 U.S.C. §

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12778 et seq., and its implementing regulations, the International Traffic in Arms Regulations (“ITAR”), §§ 120-130 (“Disclosable Information”). This obligation to disclose information extends to any and all Disclosable Information that has been identified through the Company’s compliance and controls program, whistleblower channel, internal audit reports, due diligence procedures, investigation process, or other processes. The undersigned further acknowledge and agree that the reporting requirements contained in Paragraph 6 and the representations contained in this certification constitute a significant and important component of the Agreement and of the Offices’ determination whether the Company has satisfied its obligations under the Agreement.
The undersigned hereby certify that they are the President and the Chief Financial Officer of the Company, respectively, and that each has been duly authorized by the Company to sign this Certification on behalf of the Company.
This Certification shall constitute a material statement and representation by the undersigned and by, on behalf of, and for the benefit of, the Company to the executive branch of the United States for purposes of 18 U.S.C. § 1001, and such material statement and representation shall be deemed to have been made in the Eastern District of New York. This Certification shall also constitute a record, document, or tangible object in connection with a matter within the jurisdiction of a department and agency of the United States for purposes of 18 U.S.C. § 1519, and such record, document, or tangible object shall be deemed to have been made in the Eastern District of New York.

Date:	Name (Printed):

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Name (Signed):
President
Raytheon Company

Date:	Name (Printed):

Name (Signed):
Chief Financial Officer
Raytheon Company

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ATTACHMENT F
COMPLIANCE CERTIFICATION

To: United States Department of Justice
Criminal Division, Fraud Section
Attention: Chief of the Fraud Section

United States Department of Justice
National Security Division
Counterintelligence and Export Control Section
Attention: Chief of the Counterintelligence and Export Control Section

United States Attorney’s Office Eastern District of New York Attention: United States Attorney

Re:    Deferred Prosecution Agreement Certification

The undersigned certify, pursuant to Paragraph 14 of the Deferred Prosecution Agreement filed on October 16, 2024, in the United States District Court for the Eastern District of New York, by and between the United States of America and Raytheon Company (the “Company”) (the “Agreement”), that the undersigned are aware of the Company’s compliance obligations under Paragraphs 14 and 15 of the Agreement, and that, based on the undersigned’s review and understanding of the Company’s anti-corruption and Part 130 of the International Traffic in Arms Regulations (“ITAR”), 22 C.F.R. § 130 compliance program, the Company has implemented an anti-corruption and ITAR Part 130 compliance program that meets the requirements set forth in Attachment C to the Agreement. The undersigned certifies that such compliance program is reasonably designed to detect and prevent violations of the anti-corruption laws and ITAR Part 130 throughout the Company’s operations.
The undersigned hereby certify that they are respectively the President of the Company and the Chief Compliance Officer (“CCO”) of the Company and the Chief Executive Officer and Chief Compliance Officer of RTX and that each has been duly authorized by the Company and RTX,

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respectively, to sign this Certification on behalf of the Company and RTX.

This Certification shall constitute a material statement and representation by the undersigned and by, on behalf of, and for the benefit of, the Company and RTX to the executive branch of the United States for purposes of 18 U.S.C. § 1001, and such material statement and representation shall be deemed to have been made in the Eastern District of New York. This Certification shall also constitute a record, document, or tangible object in connection with a matter within the jurisdiction of a department and agency of the United States for purposes of 18 U.S.C. § 1519, and such record, document, or tangible object shall be deemed to have been made in the Eastern District of New York.

Date:	Name (Printed):

Name (Signed):
President
Raytheon Company

Date:	Name (Printed):

Name (Signed):
Chief Compliance Officer
Raytheon Company

Date:	Name (Printed):

Name (Signed):
Chief Executive Officer
RTX

Date:	Name (Printed):

Name (Signed):
Chief Compliance Officer
RTX

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